364-DAY REVOLVING CREDIT AGREEMENT

                                      among

                       COMCAST CABLE COMMUNICATIONS, INC.

                                       and

                     The Financial Institutions Party Hereto

                         BANC OF AMERICA SECURITIES LLC
                                       and
                             CHASE SECURITIES INC.,
                                       as
                  Joint Lead Arrangers and Joint Book Managers

                            BNY CAPITAL MARKETS, INC.
                                       and
                           SALOMON SMITH BARNEY INC.,
                                 as Co-Arrangers

                             BANK OF AMERICA, N.A.,
                             as Administrative Agent

                             CHASE SECURITIES INC.,
                              as Syndication Agent

                                 CITIBANK, N.A.
                                       and
                              THE BANK OF NEW YORK,
                           as Co-Documentation Agents

                           Dated as of August 24, 2000


                                                  TABLE OF CONTENTS
Section                                                                                                        Page
SECTION 1. - DEFINITIONS AND ACCOUNTING TERMS....................................................................1
                  1.01     Defined Terms.........................................................................1
                  1.02     Use of Certain Terms.................................................................13
                  1.03     Accounting Terms.....................................................................14
                  1.04     Rounding.............................................................................14
                  1.05     Exhibits and Schedules...............................................................14
                  1.06     References to Agreements and Laws....................................................14
                  1.07     Pro Forma Calculations...............................................................14

SECTION 2. - THE COMMITMENTS AND EXTENSIONS OF CREDIT...........................................................15
                  2.01     Amount and Terms of Commitments......................................................15
                  2.02     Borrowings, Conversions and Continuations of Loans...................................16
                  2.03     Prepayments..........................................................................17
                  2.04     Reduction or Termination of Commitments..............................................17
                  2.05     Principal and Interest...............................................................17
                  2.06     Fees.................................................................................18
                  2.07     Computation of Interest and Fees.....................................................19
                  2.08     Making Payments......................................................................19
                  2.09     Funding Sources......................................................................20
                  2.10     Extension of Maturity Date...........................................................20

SECTION 3. - TAXES, YIELD PROTECTION AND ILLEGALITY.............................................................21
                  3.01     Taxes................................................................................21
                  3.02     Illegality...........................................................................22
                  3.03     Inability to Determine Eurodollar Rates..............................................23
                  3.04     Increased Cost and Reduced Return; Capital Adequacy..................................23
                  3.05     Breakfunding Costs...................................................................24
                  3.06     Matters Applicable to all Requests for Compensation..................................24
                  3.07     Survival.............................................................................24

SECTION 4. - CONDITIONS PRECEDENT TO EXTENSIONS OF CREDIT.......................................................24
                  4.01     Conditions Precedent to Closing Date.................................................24
                  4.02     Conditions to all Extensions of Credit...............................................26

SECTION 5. - REPRESENTATIONS AND WARRANTIES.....................................................................26
                  5.01     Existence and Qualification; Power; Compliance with Laws.............................26
                  5.02     Power; Authorization; Enforceable Obligations........................................26
                  5.03     No Legal Bar.........................................................................27
                  5.04     Financial Statements; No Material Adverse Effect.....................................27
                  5.05     Litigation...........................................................................27
                  5.06     No Default...........................................................................27
                  5.07     Authorizations.......................................................................27
                  5.08     Taxes................................................................................28


                                                                                 364-Day Revolving Credit Agreement

                                                         (i)




                  5.09     Margin Regulations; Investment Company Act; Public Utility Holding
                           Company Act..........................................................................28
                  5.10     ERISA Compliance.....................................................................28
                  5.11     Assets; Liens........................................................................29
                  5.12     Environmental Compliance.............................................................29
                  5.13     Use of Proceeds......................................................................29
                  5.14     Disclosure...........................................................................29

SECTION 6. - AFFIRMATIVE COVENANTS..............................................................................29
                  6.01     Financial Statements.................................................................29
                  6.02     Certificates, Notices and Other Information..........................................30
                  6.03     Payment of Taxes.....................................................................30
                  6.04     Preservation of Existence............................................................30
                  6.05     Maintenance of Properties............................................................31
                  6.06     Maintenance of Insurance.............................................................31
                  6.07     Compliance With Laws.................................................................31
                  6.08     Inspection Rights....................................................................31
                  6.09     Keeping of Records and Books of Account..............................................31
                  6.10     Compliance with ERISA................................................................31
                  6.11     Compliance With Agreements...........................................................31
                  6.12     Use of Proceeds......................................................................31
                  6.13     Designation of Unrestricted Companies................................................32

SECTION 7. - NEGATIVE COVENANTS.................................................................................32
                  7.01     Liens................................................................................32
                  7.02     Subsidiary Indebtedness..............................................................33
                  7.03     Fundamental Changes..................................................................33
                  7.04     ERISA................................................................................34
                  7.05     Limitations on Upstreaming...........................................................34
                  7.06     Margin Regulations...................................................................34
                  7.07     Financial Covenants..................................................................34

SECTION 8. - EVENTS OF DEFAULT AND REMEDIES ....................................................................35
                  8.01     Events of Default....................................................................35
                  8.02     Remedies Upon Event of Default.......................................................36

SECTION 9. - ADMINISTRATIVE AGENT...............................................................................37
                  9.01     Appointment and Authorization of Administrative Agent................................37
                  9.02     Delegation of Duties.................................................................37
                  9.03     Liability of Administrative Agent....................................................37
                  9.04     Reliance by Administrative Agent.....................................................38
                  9.05     Notice of Default....................................................................38
                  9.06     Credit Decision; Disclosure of Information by Administrative Agent...................38
                  9.07     Indemnification of Administrative Agent..............................................39
                  9.08     Administrative Agent in Individual Capacity..........................................39
                  9.09     Resignation by Administrative Agent..................................................40
                  9.10     Other Agents.........................................................................40

                                                                                 364-Day Revolving Credit Agreement

                                                        (ii)





SECTION 10. - MISCELLANEOUS.....................................................................................40
                  10.01    Amendments; Consents.................................................................40
                  10.02    Requisite Notice; Effectiveness of Signatures and Electronic Mail....................41
                  10.03    Attorney Costs, Expenses and Taxes...................................................42
                  10.04    Binding Effect; Assignment...........................................................43
                  10.05    Set-off..............................................................................44
                  10.06    Sharing of Payments..................................................................44
                  10.07    No Waiver; Cumulative Remedies.......................................................45
                  10.08    Usury................................................................................45
                  10.09    Counterparts.........................................................................45
                  10.10    Integration..........................................................................45
                  10.11    Nature of Lenders' Obligations.......................................................46
                  10.12    Survival of Representations and Warranties...........................................46
                  10.13    Indemnity by Borrower................................................................46
                  10.14    Nonliability of Lenders..............................................................47
                  10.15    No Third Parties Benefitted..........................................................47
                  10.16    Severability.........................................................................47
                  10.17    Confidentiality......................................................................48
                  10.18    Headings.............................................................................48
                  10.19    Time of the Essence..................................................................48
                  10.20    Foreign Lenders......................................................................48
                  10.21    Removal and Replacement of Lenders...................................................49
                  10.22    Governing Law........................................................................49
                  10.23    Waiver of Right to Trial by Jury.....................................................50


                                                                                 364-Day Revolving Credit Agreement

                                                        (iii)




EXHIBITS

                  Form of

         A        Request for Extension of Credit
         B        Compliance Certificate
         C        Note
         D        Assignment and Acceptance
         E        Opinion of Counsel

SCHEDULES

         2.01     Commitments and Pro Rata Shares
         4.01     Indebtedness to be Repaid
         7.01     Existing Liens
         7.02     Existing Subsidiary Indebtedness



                                                                                 364-Day Revolving Credit Agreement

                                                        (iv)


                       364-DAY REVOLVING CREDIT AGREEMENT


         This 364-DAY REVOLVING CREDIT AGREEMENT is entered into as of August 24, 2000, by and among COMCAST CABLE COMMUNICATIONS, INC., a Delaware corporation ("Borrower"), each lender from time to time party hereto (collectively, "Lenders" and individually, a "Lender") and BANK OF AMERICA, N.A., as Administrative Agent.

                                     RECITAL

         Borrower has requested that Lenders provide a revolving line of credit, and Lenders and Administrative Agent are willing to do so on the terms and conditions set forth herein.

         In  consideration  of  the  mutual  covenants  and  agreements   herein
contained, the parties hereto covenant and agree as follows:

                                   SECTION 1.
                        DEFINITIONS AND ACCOUNTING TERMS

         1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

         "Acquisition" means (a) any purchase or other acquisition of assets or series of related purchases or other acquisitions of assets by Borrower or any Restricted Subsidiary (including by way of asset or stock purchase, swap or merger) other than from Borrower or any Restricted Subsidiary or (b) the designation by Borrower of an Unrestricted Subsidiary as a Restricted Subsidiary.

         "Administrative Agent" means Bank of America, N.A., in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent permitted under the Loan Documents.

         "Administrative Agent's Office" means Administrative Agent's address and, as appropriate, account set forth below its signature to this Agreement, or such other address or account as Administrative Agent hereafter may designate by written notice to Borrower and Lenders.

         "Administrative Agent-Related Persons" means Administrative Agent (including any successor agent), together with its Affiliates and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

         "Administrative Questionnaire" means, with respect to each Lender, an administrative questionnaire in the form prepared by Administrative Agent and submitted to Administrative Agent (with a copy to Borrower) duly completed by such Lender.

         "Affiliate" means any Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, another Person.

         "Agreement" means this 364-Day Revolving Credit Agreement, as amended, restated, extended, supplemented or otherwise modified in writing from time to time.

                                              364-Day Revolving Credit Agreement

         "Annualized EBITDA" means, at any date of determination, EBITDA for the two fiscal quarter periods then most recently ended times two (2).

         "Annualized Interest Expense" means, at any date of determination, Interest Expense for the two fiscal quarter periods then most recently ended times two (2).

         "Applicable Amount" means the following applicable amount per annum, based upon the applicable Debt Ratings:

                                     Applicable Amount (in basis points per annum)
     Pricing               Debt Ratings                                                                 Utilization
      Level                S&P/Moody's                Facility Fee            Eurodollar Rate               Fee
      -----                -----------                ------------            ---------------               ---
        1                     >A/A2                        6.5                     21.0                      7.5
        2                     A-/A3                        8.0                     29.5                      7.5
        3                   BBB+/Baa1                     10.0                     35.0                     10.0
        4                    BBB/Baa2                     12.5                     47.5                     10.0
        5                   BBB-/Baa3                     15.0                     60.0                     12.5
        6             <BBB-/Baa3 or unrated               20.0                     80.0                     12.5


         As used in this definition, "Debt Rating" means, as of any date of determination, the rating as determined by either S&P or Moody's (collectively, the "Debt Ratings") of Borrower's senior unsecured non-credit enhanced long-term Indebtedness for borrowed money; provided that if a Debt Rating is issued by each of S&P and Moody's, then the higher of such Debt Ratings shall apply (with Pricing Level 1 being the highest and Pricing Level 6 being the lowest), unless there is a split in Debt Ratings of more than one level, in which case the level that is one level higher than the lower Debt Rating shall apply. Initially, the Debt Ratings shall be determined from the certificate delivered pursuant to
Section 4.01(a)(v). Thereafter, the Debt Ratings shall be determined from the most recent public announcement of any changes in the Debt Ratings. Any change in the Applicable Amount shall become effective on and as of the date of any public announcement of any Debt Rating that indicates a different Applicable Amount. If the rating system of S&P or Moody's shall change, Borrower and Administrative Agent shall negotiate in good faith to amend this definition to reflect such changed rating system and, pending the effectiveness of such amendment (which shall require the approval of Required Lenders), the Debt Rating shall be determined by reference to the rating most recently in effect prior to such change.

         "Applicable Payment Date" means, (a) as to any Eurodollar Rate Loan, the last day of the relevant Interest Period, any date that such Loan is prepaid or Converted in whole or in part and the Maturity Date; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, interest shall also be paid on the Business Day which falls every three months after the beginning of such Interest Period; and (b) as to any other Obligations, the last Business Day of each calendar quarter and the Maturity Date, except as otherwise provided herein.

         "Applicable Time" means New York time.

                                              364-Day Revolving Credit Agreement

         "Assignment  and   Acceptance"   means  an  Assignment  and  Acceptance
substantially in the form of Exhibit D.

         "Attorney Costs" means the reasonable fees and disbursements of a law firm or other external counsel.

         "Attributable Indebtedness" means, with respect to any Sale-Leaseback Transaction, the present value (discounted at the rate set forth or implicit in the terms of the lease included in such Sale-Leaseback Transaction) of the total obligations of the lessee for rental payments (other than amounts required to be paid on account of taxes, maintenance, repairs, insurance, assessments, utilities, operating and labor costs and other items that do not constitute payments for property rights) during the remaining term of the lease included in such Sale-Leaseback Transaction (including any period for which such lease has been extended). In the case of any lease that is terminable by the lessee upon payment of a penalty, the Attributable Indebtedness shall be the lesser of the Attributable Indebtedness determined assuming termination on the first date such lease may be terminated (in which case the Attributable Indebtedness shall also include the amount of the penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date on which it may be so terminated) or the Attributable Indebtedness determined assuming no such termination.

         "Audited Financial Statements" means the audited consolidated balance sheet of Borrower and its Subsidiaries for the fiscal year ended December 31, 1999, and the related consolidated statements of income and cash flows of Borrower and its Subsidiaries for such fiscal year.

         "Bank of America" means Bank of America, N.A.

         "Base Rate" means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime rate." Such rate is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

         "Base Rate Loan" means a Loan made hereunder that bears interest based upon the Base Rate.

         "BLR" means Brian L. Roberts, the estate of Brian L. Roberts, or any trust of which Brian L. Roberts is the principal beneficiary.

         "Borrower" has the meaning set forth in the introductory paragraph hereto.

         "Borrowing" and "Borrow" each mean a borrowing of Loans hereunder.

         "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York or Dallas, Texas are authorized or required by law to close, and, if the applicable Business Day relates to a Eurodollar Rate Loan, any such day on which dealings are carried out in the applicable offshore Dollar market.


                                              364-Day Revolving Credit Agreement

         "Change of Control" means an event or series of events as a result of which neither Comcast Corporation nor BLR, either separately or on a combined basis, is to be the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under the Securities Exchange Act of 1934) directly or indirectly of such equity as entitles the holder thereof, under ordinary circumstances, to elect the majority of the board of directors of Borrower.

         "Closing Date" means the date upon which this Agreement has been executed by Borrower, Lenders and Administrative Agent and all the conditions precedent in Section 4.01 have been satisfied or waived.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         "Commitment" means, for each Lender, the amount set forth opposite such Lender's name on Schedule 2.01, as such amount may be reduced or adjusted from time to time in accordance with the terms of this Agreement (collectively, the "combined Commitments").

         "Compliance Certificate" means a certificate substantially in the form of Exhibit B, properly completed and signed by a Responsible Officer of Borrower.

         "Consolidated   Total   Indebtedness"   means,   as  of  any   date  of
determination,   the  total   Indebtedness   of  Borrower  and  its   Restricted
Subsidiaries, determined on a consolidated basis in accordance with GAAP.

         "Continuation" and "Continue" mean, with respect to any Eurodollar Rate Loan, the continuation of such Eurodollar Rate Loan as a Eurodollar Rate Loan on the last day of the Interest Period for such Loan.

         "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

         "Conversion" and "Convert" mean, with respect to any Loan, the conversion of such Loan from or into another type of Loan.

         "Debtor Relief Laws" means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief Laws of the United States of America or other applicable jurisdictions from time to time in effect affecting the rights of creditors generally.

         "Default" means any event that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

         "Default Rate" means an interest rate equal to the Base Rate plus 2% per annum; provided, however, that with respect to a Eurodollar Rate Loan (for so long as it is a Eurodollar Rate Loan), the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Amount) otherwise applicable to such Loan plus 2% per annum, in each case to the fullest extent permitted by applicable Laws.

         "Disposition" means (a) any sale, transfer or other disposition of assets or series of sales, transfers or other disposition of assets by Borrower or any Restricted Subsidiary (including by way of asset or stock

                                              364-Day Revolving Credit Agreement
sale, swap or merger) other than to Borrower or any Restricted Subsidiary or (b) the designation by Borrower of a Restricted Subsidiary as an Unrestricted Subsidiary.

         "Dollar" and "$" means lawful money of the United States of America.

         "EBITDA" means, with respect to any Person or any income generating assets, for any period, an amount equal to (a) the net income of such Person or generated by such assets adjusted to exclude (i) gains and losses from unusual or extraordinary items and (ii) interest income, plus (b) income or gross receipts taxes (whether or not deferred), Interest Expense, depreciation, amortization and other non-cash charges to income, in each case for such period, minus (c) any cash payments made during such period in respect of any non-cash charges to income accrued during a prior period and added back in determining
EBITDA during such prior period pursuant to clause (b) above, plus (d) in respect of any period ended on or before December 31, 2000, to the extent deducted in determining net income during such period pursuant to clause (a) above, management, programming and similar fees paid (whether actually paid in cash or accrued) by such Person during such period to Comcast Corporation or any of its wholly-owned Subsidiaries other than Borrower or a Restricted Subsidiary; provided such management, programming or similar agreement pursuant to which such fees have been paid or accrued has been assigned to Borrower on or prior to December 31, 2000.

         "Environmental Laws" means all Laws relating to environmental, health, safety and land use matters applicable to any property.

         "ERISA" means the Employee Retirement Income Security Act of 1974 and any regulations issued pursuant thereto, as amended from time to time.

         "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

         "ERISA Event" means (a) any "reportable event," as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by Borrower or any ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or to appoint a trustee to administer any Plan; (f) the incurrence by Borrower or any ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by any Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from Borrower or any ERISA Affiliate of any notice, concerning the imposition of withdrawal liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

         "Eurodollar Base Rate" has the meaning set forth in the definition of Eurodollar Rate.


                                              364-Day Revolving Credit Agreement

         "Eurodollar Rate" means for any Interest Period with respect to any Eurodollar Rate Loan, a rate per annum determined by Administrative Agent pursuant to the following formula:

         Eurodollar Rate =              Eurodollar Base Rate
                           ----------------------------------------------
                                1.00 - Eurodollar Reserve Percentage

                  Where,

                  "Eurodollar Base Rate" means, for such Interest Period:

                  (a) The rate per annum equal to the rate determined by Administrative Agent to be the offered rate that appears on the page of the Telerate screen that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

                  (b) In the event the rate referenced in the preceding subsection (a) does not appear on such page or service or such page or service shall cease to be available, the rate per annum equal to the rate reasonably determined by Administrative Agent (after consultation with Borrower) to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

                  (c) In the event the rates referenced in the preceding subsections (a) and (b) are not available, the rate per annum determined by Administrative Agent as the average of the rates of interest (rounded upward to the next 1/100th of 1%) at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, Continued or Converted by Administrative Agent in its capacity as a Lender and with a term equivalent to such Interest Period are offered by Reference Banks to major banks in the London interbank Dollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period. If any Reference Bank does not quote such a rate at the request of Administrative Agent, such average rate shall be determined from the rates of the Reference Banks that quote such a rate; and

                  "Eurodollar Reserve Percentage" means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the Board of Governors of the Federal Reserve System for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities, which includes deposits by reference to which the interest rate on Eurodollar Rate Loans is determined or any category of extensions of credit or other assets, which includes loans by a non- United States office of any Lender to United States residents). The Eurodollar Rate for each outstanding Eurodollar Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.


                                              364-Day Revolving Credit Agreement

         The  determination  of  the  Eurodollar   Reserve  Percentage  and  the
Eurodollar Base Rate by Administrative Agent shall be conclusive in the absence of manifest error.

         "Eurodollar Rate Loan" means a Loan bearing interest based on the Eurodollar Rate.

         "Event of Default" means any of the events specified in Section 8.

         "Extension of Credit" means a Borrowing, Conversion or Continuation of Loans.

         "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Bank of America on such day on such transactions as determined by Administrative Agent (which determination shall be conclusive in the absence of manifest error).

         "Five-Year Agreement" means the Five-Year Revolving Credit Agreement dated August 24, 2000, among Borrower, Bank of America, N.A., as Administrative Agent, Swing Line Lender and Issuing Lender and the lenders party thereto.

         "GAAP" means generally accepted accounting principles applied on a consistent basis (but subject to changes approved by Borrower's independent certified public accountants).

         "Governmental Authority" means (a) any international, foreign, federal, state, county or municipal government, or political subdivision thereof, (b) any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality, central bank or public body, including the Federal Communications Commission, (c) any state public utilities commission or other authority and any federal, state, county, or municipal licensing or franchising authority or (d) any court or administrative tribunal.

         "Guaranty Obligation" means, as to any Person, any (a) guaranty by such Person of Indebtedness of any other Person or (b) legally binding obligation of such Person to purchase or pay (or to advance or supply funds for the purchase or payment of) Indebtedness of any other Person, or to purchase property, securities, or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness or to maintain working capital, equity capital or other financial statement condition of such other Person so as to enable such other Person to pay such Indebtedness; provided, however, that the term Guaranty Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guaranty Obligation shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, covered by such Guaranty Obligation or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the Person in good faith.

         "Indebtedness" means, as to any Person, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements

                                              364-Day Revolving Credit Agreement
relating to property or assets purchased by such Person, (d) all obligations of such Person issued or assumed as the deferred purchase price of property or services, (e) all Indebtedness of others secured by any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (f) all Guaranty Obligations of such Person with respect to Indebtedness of others, (g) all capital lease obligations of such Person, (h) all Attributable Indebtedness under Sale-Leaseback Transactions under which such Person is the lessee and (i) all obligations of such Person as an account party in respect of outstanding letters of credit (whether or not drawn) and bankers' acceptances; provided, however, that Indebtedness shall not include (i) trade accounts payable arising in the ordinary course of business and (ii) deferred compensation; provided, further that in the case of any obligation of such Person which is recourse only to certain assets of such Person, the amount of such Indebtedness shall be deemed to be equal to (but shall not exceed) the value of the assets to which such obligation is recourse as reflected on the balance sheet of such Person at the time of the incurrence of such obligation; and provided, further that the amount of any Indebtedness described in clause
(e) above shall be the lesser of the amount of the Indebtedness or the fair market value of the property securing such Indebtedness.

         "Indemnified Liabilities" has the meaning set forth in Section 10.13.

         "Indemnitees" has the meaning set forth in Section 10.13.

         "Interest Coverage Ratio" means, at any date of determination, for Borrower and its Restricted Subsidiaries, on a consolidated basis, the ratio of
(a) Annualized EBITDA to (b) Annualized Interest Expense.

         "Interest Expense" means, with respect to any Person or any income generating assets, for any period, an amount equal to, without duplication, (a) all interest on Indebtedness of such Person or properly allocable to such assets, and commitment and facility fees in respect thereof, accrued (whether or not actually paid) during such period, plus (b) the net amount accrued (whether or not actually paid) by such Person or properly allocable to such assets pursuant to any interest rate protection agreement during such period (or minus the net amount receivable (whether or not actually received) by such Person or properly allocable to such assets during such period).

         "Interest Period" means, for each Eurodollar Rate Loan, (a) initially, the period commencing on the date such Eurodollar Rate Loan is disbursed or Continued as, or Converted into, such Eurodollar Rate Loan and (b) thereafter, the period commencing on the last day of the preceding Interest Period, and ending, in each case, on the earlier of (x) the scheduled Maturity Date, or (y) one, two, three or six months thereafter; provided that:

                  (i) Any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

                  (ii) Any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                  (iii) Unless Administrative Agent otherwise consents, there may not be more than ten (10) Interest Periods for Eurodollar Rate Loans in effect at any time.

                                              364-Day Revolving Credit Agreement

         "IRS" means the United States Internal Revenue Service.

         "Laws" or "Law" means all international, foreign, federal, state and local statutes, treaties, rules, regulations, ordinances, codes and administrative or judicial precedents or authorities, including, if consistent therewith, the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof.

         "Lead Arranger" means each of Banc of America Securities LLC and Chase Securities Inc., in its capacity as a joint lead arranger and joint book manager.

         "Lender" means each lender from time to time party hereto and, subject to the terms and conditions of this Agreement, their respective successors and assigns (but not any purchaser of a participation hereunder unless otherwise a party to this Agreement).

         "Lending Office" means, as to any Lender, the office or offices of such Lender described as such on its Administrative Questionnaire, or such other office or offices as such Lender may from time to time notify Administrative Agent and Borrower.

         "Leverage Ratio" means, at any date of determination, the ratio of (a) Consolidated Total Indebtedness as of such date to (b) Annualized EBITDA of Borrower and its Restricted Subsidiaries, on a consolidated basis.

         "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement (in the nature of compensating balances, cash collateral accounts or security interests), encumbrance, lien (statutory or other), charge, or preference, priority or other security interest (including any conditional sale or other title retention agreement, any financing lease or Sale-Leaseback Transaction having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable Laws of any jurisdiction), including the interest of a purchaser of accounts receivable; provided that Liens shall not include ordinary and customary contractual set off rights.

         "Loan"  means any advance made by any Lender to Borrower as provided in
Section 2 (collectively, the "Loans").

         "Loan Documents" means this Agreement, each Note, each Request for Extension of Credit, each Compliance Certificate, each fee letter and each other instrument or agreement from time to time delivered by Borrower pursuant to this Agreement.

         "Material Acquisition" means any Acquisition (the "Subject Acquisition") (i) made at a time when the Leverage Ratio is in excess of 4.5 to
1.0 or (ii) that has an Annualized Acquisition Cash Flow Value (as defined below) for the period ended on the last day of the fiscal quarter most recently ended that is greater than five percent (5%) of the Annualized EBITDA of Borrower and its Restricted Subsidiaries, on a consolidated basis, for the same period. The "Annualized Acquisition Cash Flow Value" is an amount equal to (a) the Annualized EBITDA of the assets comprising the Subject Acquisition less (b) the Annualized EBITDA of any assets disposed of by Borrower or any Restricted Subsidiary (other than to Borrower or any Restricted Subsidiary) in connection with the Subject Acquisition.


                                              364-Day Revolving Credit Agreement

         "Material Adverse Effect" means any set of circumstances or events (other than circumstances or events affecting the cable industry in general) which (a) has or would reasonably be expected to have a material adverse effect upon the validity or enforceability against Borrower of any Loan Document or (b) is or would reasonably be expected to be material and adverse to the business, assets, liabilities, results of operations or financial condition of Borrower and its Restricted Subsidiaries, taken as a whole.

         "Material Disposition" means any Disposition (the "Subject Disposition") (i) made at a time when the Leverage Ratio is in excess of 4.5 to
1.0 or (ii) that has an Annualized Disposition Cash Flow Value (as defined below), for the period ended on the last day of the fiscal quarter most recently ended that is greater than five percent (5%) of the Annualized EBITDA of Borrower and its Restricted Subsidiaries, on a consolidated basis, for the same period. The "Annualized Disposition Cash Flow Value" is an amount equal to (a) the Annualized EBITDA of the assets comprising the Subject Disposition less (b) the Annualized EBITDA of any assets acquired by Borrower or any Restricted Subsidiary (other than from Borrower or any Restricted Subsidiary) in connection with the Subject Disposition.

         "Maturity Date" means (a) August 23, 2001, as such date may be extended pursuant to and in accordance with Section 2.10 or (b) such earlier date upon which the combined Commitments may be terminated in accordance with the terms of this Agreement.

         "Minimum Amount" means, with respect to each of the following actions, the minimum amount and any multiples in excess thereof set forth opposite such action:

            Type of Action                          Minimum Amount                       Multiples in excess
                                                                                               thereof
--------------------------------------- --------------------------------------  --------------------------------------
Borrowing or prepayment of, or                       $10,000,000                              $1,000,000
Conversion into, Base Rate
Loans
Borrowing, prepayment or                             $10,000,000                              $1,000,000
Continuation of, or Conversion
into, Eurodollar Rate Loans
Reduction in Commitments                             $25,000,000                              $5,000,000
Assignments                                          $10,000,000                                 None

         "Moody's" means Moody's Investors Service, Inc., or it successor, or if it is dissolved or liquidated or no longer performs the functions of a securities rating agency, such other nationally recognized securities rating agency agreed upon by Borrower and Administrative Agent and approved by Required Lenders.

         "Multiemployer Plan" means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA.

         "Note" means a promissory note made by Borrower in favor of a Lender evidencing Loans made by such Lender, substantially in the form of Exhibit C (collectively, the "Notes").


                                              364-Day Revolving Credit Agreement

         "Obligations" means all advances to, and debts, liabilities, and obligations of, Borrower arising under any Loan Document, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest that accrues after the commencement of any proceeding under any Debtor Relief Laws by or against Borrower.

         "Outstanding Obligations" means, as of any date, and giving effect to making any Extension of Credit requested on such date and all payments, repayments and prepayments made on such date, (a) when reference is made to all Lenders, the aggregate outstanding principal amount of all Loans, and (b) when reference is made to one Lender, the aggregate outstanding principal amount of all Loans made by such Lender.

         "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto established under ERISA.

         "Person"   means  any   individual,   trustee,   corporation,   general
partnership, limited partnership, limited liability company, joint stock company, trust, unincorporated organization, bank, business association, firm, joint venture or Governmental Authority.

         "Plan" means any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by Borrower or any ERISA Affiliate or to which Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five plan years.

         "Pro Rata Share" means, with respect to each Lender, the percentage (rounded, if necessary to the ninth decimal place) of the combined Commitments set forth opposite the name of such Lender on Schedule 2.01, as such share may be adjusted as contemplated herein.

         "Reference Banks" means Bank of America, N.A., The Chase Manhattan Bank , Citibank, N.A. and The Bank of New York.

         "Register" has the meaning set forth in Section 2.01(c).

         "Request for Extension of Credit" means, unless otherwise specified herein, a written request substantially in the form of Exhibit A.

         "Required Lenders" means, as of any date of determination: (a) if the Commitments are then in effect, Lenders (excluding any Lender that has failed to fund hereunder when the applicable conditions precedent to such funding have been satisfied or waived in accordance herewith, until such failure has been cured) having in the aggregate more than 50% of the combined Commitments (excluding the Commitment of any Lender that has failed to fund hereunder when the applicable conditions precedent to such funding have been satisfied or waived in accordance herewith, until such failure has been cured) then in effect and (b) if the Commitments have then been terminated and there are Outstanding Obligations, Lenders holding Outstanding Obligations aggregating more than 50% of such Outstanding Obligations.

         "Requisite Notice" means a notice delivered in accordance with Section 10.02.


                                              364-Day Revolving Credit Agreement

         "Requisite Time" means, with respect to any of the actions listed below, the time and date set forth below opposite such action:


                   Type of Action                          Applicable                     Date of Action
                                                              Time
                                                           (New York
                                                             Time)
----------------------------------------------------  --------------------  ------------------------------------------
Delivery of Request for Extension of Credit for,
or notice for:

o     Borrowing or prepayment of Base Rate                   11:00 a.m.              Same Business Day as such
      Loans                                                                          Borrowing or prepayment
o     Conversion into Base Rate Loans                        11:00 a.m.              Same Business Day as such
                                                                                     Conversion
o     Borrowing, prepayment or Continuation                  11:00 a.m.              3 Business Days prior to such
      of, or Conversion into, Eurodollar Rate                                        Borrowing, prepayment,
      Loans                                                                          Continuation or Conversion
o     Request to extend Maturity Date                        11:00 a.m.              Not more than 60 or less than 30
                                                                                     days prior to Maturity Date then in
                                                                                     effect
o     Election to term out Loans                             11:00 a.m.              5 Business Days prior to Maturity
                                                                                     Date then in effect
Voluntary reduction in or termination of                     11:00 a.m.              3 Business Days prior to such
Commitments                                                                          reduction or termination
Payments by Lenders or Borrower to                            1:00 p.m.              On date payment is due
Administrative Agent

         "Responsible Officer" means the president, any vice president, the controller, the chief financial officer, the treasurer or any assistant treasurer of Borrower. Any document or certificate hereunder that is signed by a Responsible Officer of Borrower shall be conclusively presumed to have been authorized by all necessary corporate action on the part of Borrower and such Responsible Officer shall be conclusively presumed to have acted on behalf of Borrower.

         "Restricted Subsidiary" means each Subsidiary of Borrower that is not an Unrestricted Subsidiary.

         "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or its successor, or if it is dissolved or liquidated or no longer performs the functions of a securities rating agency, such other nationally recognized securities rating agency agreed upon by Borrower and Administrative Agent and approved by Required Lenders.

         "Sale-Leaseback Transaction" means any arrangement whereby Borrower or any Restricted Subsidiary shall sell or transfer any property, real or personal, used or useful in its business, whether now

                                              364-Day Revolving Credit Agreement
owned or hereafter acquired, and thereafter rent or lease property that it intends to use for substantially the same purpose or purposes as the property sold or transferred.

         "Significant Subsidiary" means any Restricted Subsidiary whose Annualized EBITDA was greater than 5% of the Annualized EBITDA of Borrower and its Restricted Subsidiaries, on a consolidated basis, for the period ended on the last day of the fiscal quarter most recently ended, or whose assets comprised more than 5% of the total assets of Borrower and its Restricted Subsidiaries, on a consolidated basis, as of the last day of the fiscal quarter most recently ended.

         "Subsidiary" of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, directly or indirectly, through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of Borrower.

         "Threshold Amount" means $200,000,000.

         "to the best knowledge of" means, when modifying a representation, warranty or other statement of any Person, that the fact or situation described therein is known by such Person (or, in the case of a Person other than a natural Person, known by any officer of such Person) making the representation, warranty or other statement, or, if such Person had exercised ordinary care in performing his or its required duties, would have been known by such Person (or, in the case of a Person other than a natural Person, would have been known by an officer of such Person).

         "type" of Loan  means (a) a Base  Rate  Loan or (b) a  Eurodollar  Rate
Loan.

         "Unfunded Pension Liability" means the excess of a Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Plan pursuant to Section 412 of the Code for the applicable plan year.

         "Unrestricted Subsidiary" means any Subsidiary of Borrower designated as an "Unrestricted Subsidiary" from time to time in accordance with Section
6.13. Until so designated, each Subsidiary of Borrower shall be a Restricted Subsidiary.

         1.02 Use of Certain Terms.

              (a) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto or thereto, unless otherwise defined therein.

              (b) As used herein, unless the context requires otherwise, the masculine, feminine and neuter genders and the singular and plural include one another.

              (c) The words "herein" and "hereunder" and words of similar import when used in any Loan Document shall refer to the applicable Loan Document as a whole and not to any particular provision thereof. The term "including" is by way of example and not limitation. References herein to a Section, subsection

                                              364-Day Revolving Credit Agreement
or clause shall, unless the context otherwise requires, refer to the appropriate Section, subsection or clause in this Agreement.

              (d) The term "or" is disjunctive; the term "and" is conjunctive. The term "shall" is mandatory; the term "may" is permissive.

         1.03 Accounting Terms. All accounting terms not specifically or completely defined in this Agreement shall be construed in conformity with, and all financial data required to be submitted by this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time in the United States; provided, however, that for purposes of determining compliance with the covenants set forth in Section 7.07, if there are changes in GAAP after December 31, 1999 that materially affect the calculation of the covenants in Section 7.07 in such a manner as to be inconsistent with the intent of this Agreement, Administrative Agent and Borrower shall negotiate in good faith to determine such adjustments to the method of calculating compliance with Section 7.07 or related definitions as to make them consistent with the intent hereof. Promptly upon Borrower and Administrative Agent reaching such agreement, Administrative Agent shall notify Lenders of such adjustments, which shall be conclusive unless Required Lenders object to such adjustments within 30 days of receipt of notice. Each Compliance Certificate shall be prepared in accordance with this Section 1.03, except for the exclusion of Unrestricted Subsidiaries from the calculations therein.

         1.04 Rounding. Any financial ratios required to be maintained by Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed in this Agreement and rounding the result up or down to the nearest number (with a round-up if there is no nearest number) to the number of places by which such ratio is expressed in this Agreement.

         1.05 Exhibits and Schedules. All exhibits and schedules to this Agreement, either as originally existing or as the same may from time to time be supplemented, modified or amended, are incorporated herein by this reference. A matter disclosed on any Schedule shall be deemed disclosed on all Schedules.

         1.06 References to Agreements and Laws. Unless otherwise expressly provided herein, (a) references to agreements (including the Loan Documents) and other contractual instruments shall include all amendments, restatements, extensions, supplements and other modifications thereto (unless prohibited by any Loan Document), and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

         1.07 Pro Forma Calculations. For the purposes of calculating Annualized EBITDA of Borrower and its Restricted Subsidiaries, on a consolidated basis, and Annualized Interest Expense of Borrower and its Restricted Subsidiaries, on a consolidated basis, for any period (a "Test Period"), (i) if at any time from the period (a "Pro Forma Period") commencing on the first day of such Test Period and ending on the date which is ten days prior to the date of delivery of the Compliance Certificate in respect of such Test Period (or, in the case of any pro forma calculation required to be made pursuant hereto in respect of the designation of a Restricted Subsidiary as an Unrestricted Subsidiary that is a Material Disposition or the designation of an Unrestricted Subsidiary as a Restricted Subsidiary that is a Material Acquisition, ending on the date such Material Disposition or Material Acquisition is consummated after giving effect thereto), Borrower or any Restricted Subsidiary shall have made any Material Disposition, the Annualized EBITDA for such Test Period shall be reduced by an amount equal to the Annualized EBITDA (if positive) for such Test Period


                                              364-Day Revolving Credit Agreement
attributable to the assets which are the subject of such Material Disposition or increased by an amount equal to the Annualized EBITDA (if negative) for such Test Period attributable to such assets, and Annualized Interest Expense for such Test Period shall be reduced by an amount equal to the Annualized Interest Expense for such Test Period attributable to any Indebtedness of Borrower or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged in connection with such Material Disposition (or, if the capital stock of any Restricted Subsidiary is sold (pursuant to a merger or otherwise), the Annualized Interest Expense for such Test Period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent Borrower and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such Material Disposition); (ii) if during such Pro Forma Period Borrower or any Restricted Subsidiary shall have made a Material Acquisition, Annualized EBITDA of Borrower and its Restricted Subsidiaries, on a consolidated basis, and Annualized Interest Expense of Borrower and its Restricted Subsidiaries, on a consolidated basis, for such Test Period shall be calculated after giving pro forma effect thereto (including the incurrence or assumption of any Indebtedness in connection therewith) as if such Material Acquisition (and the incurrence or assumption of any such Indebtedness) occurred on the first day of such Test Period; and (iii) if during such Pro Forma Period any Person that subsequently became a Restricted Subsidiary or was merged with or into Borrower or any Restricted Subsidiary since the beginning of such Pro Forma Period shall have entered into any Material Disposition or Material Acquisition that would have required an adjustment pursuant to clause (i) or (ii) above if made by Borrower or a Restricted Subsidiary during such Pro Forma Period, Annualized EBITDA of Borrower and its Restricted Subsidiaries, on a consolidated basis, and Annualized Interest Expense of Borrower and its Restricted Subsidiaries, on a consolidated basis, for such Test Period shall be calculated after giving pro forma effect thereto as if such Material Disposition or Material Acquisition occurred on the first day of such Test Period. For the purposes of this section, whenever pro forma effect is to be given to a Material Disposition or Material Acquisition, the amount of income or earnings related thereto and the amount of Annualized Interest Expense associated with any Indebtedness discharged or incurred in connection therewith, the pro forma calculations shall be determined in good faith by a Responsible Officer of Borrower. If any Indebtedness bears a floating rate of interest and the incurrence or assumption thereof is being given pro forma effect, the Annualized Interest Expense on such Indebtedness shall be calculated as if the rate in effect on the last day of the relevant Pro Forma Period had been the applicable rate for the entire relevant Test Period (taking into account any interest rate protection agreement applicable to such Indebtedness if such interest rate protection agreement has a remaining term in excess of 12 months). Comparable adjustments shall be made in connection with any determination of Annualized EBITDA.

                                   SECTION 2.
                    THE COMMITMENTS AND EXTENSIONS OF CREDIT

         2.01 Amount and Terms of Commitments.

              (a) Subject to the terms and conditions set forth in this Agreement, each Lender severally agrees to make, Convert and Continue Loans in Dollars until, but not including, the Maturity Date in such amounts as Borrower may from time to time request; provided, however, that (i) the Outstanding Obligations of each Lender shall not exceed such Lender's Commitment at any time, and (ii) the Outstanding Obligations of all Lenders shall not exceed the combined Commitments at any time. This is a revolving credit and, subject to the foregoing and the other terms and conditions hereof, Borrower may borrow, Convert, Continue, prepay and reborrow Loans as set forth herein without premium or penalty.

              (b) Upon the request of any Lender made through Administrative Agent, a Lender's Loans may be evidenced by a Note, instead of or in addition to its loan accounts or records. Each such Lender may

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



attach schedules to its Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of Borrower to pay any amount owing with respect to the Obligations.

              (c) (i) Administrative Agent shall maintain, at Administrative Agent's Office, a register for the recordation of the names and addresses of Lenders and the Commitments and Extensions of Credit of each Lender from time to time (the "Register"). The Register shall be available for inspection by Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice. Administrative Agent shall maintain the Register, acting, solely for this administrative purpose only, as agent for Borrower (it being acknowledged and agreed that Administrative Agent and each Administrative Agent-Related Person, in such capacity, shall constitute Indemnitees under
Section 10.13).

                  (ii) Administrative Agent shall record in the Register the Commitment and Extensions of Credit from time to time of each Lender, and each repayment or prepayment in respect thereof. Any recordation shall be conclusive and binding on Borrower and each Lender, absent manifest error; provided, however, that the failure to make any such recordation, or any error in such recordation, shall not affect any Lender's Commitment or Outstanding Obligations.

                  (iii) Each Lender shall record on its internal loan accounts or records (and may record on the Note(s) held by such Lender) the amount of each Extension of Credit made by it and each payment in respect thereof; provided that the failure to make any such recordation, or any error in such recordation, shall not affect any Lender's Commitment or Outstanding Obligations; and provided, further, that in the event of any inconsistency between the Register and any Lender's records, the recordations in the Register shall govern, absent manifest error.

                  (iv) Borrower, Administrative Agent and the Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Commitments and Extensions of Credit listed therein for all purposes hereof, and no assignment or transfer of any such Commitment or Extensions of Credit shall be effective, in each case, unless and until an Assignment and Acceptance effecting the assignment or transfer thereof shall have been accepted by Administrative Agent and recorded in the Register. Prior to such recordation, all amounts owed with respect to the applicable Commitment or Outstanding Obligations shall be owed to the Lender listed in the Register as the owner thereof, and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Commitments or Outstanding Obligations.

         2.02 Borrowings, Conversions and Continuations of Loans.

              (a) Borrower may irrevocably request a Borrowing, Conversion or Continuation of Loans on any Business Day in a Minimum Amount therefor by delivering a Request for Extension of Credit therefor by Requisite Notice to Administrative Agent not later than the Requisite Time therefor. All Borrowings, Conversions and Continuations shall constitute Base Rate Loans unless properly and timely otherwise designated as set forth in the prior sentence.

              (b) Following receipt of a Request for Extension of Credit, Administrative Agent shall promptly notify each Lender by Requisite Notice of its Pro Rata Share thereof. In the case of a Borrowing of Loans, each Lender shall make the funds for its Loan available to Administrative Agent at Administrative Agent's Office not later than the Requisite Time therefor on the Business Day specified in such Request for Extension

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of Credit.  Upon satisfaction of the applicable  conditions set forth in Section
4.02 (if applicable to such Extension of Credit) (and, if the initial Extension of Credit hereunder, Section 4.01), all funds so received shall be made available to Borrower in like funds received. Administrative Agent shall promptly notify Borrower and Lenders of the interest rate applicable to any Eurodollar Rate Loan upon determination of same. Administrative Agent shall from time to time notify Borrower and Lenders of any change in Bank of America's prime rate used in determining the Base Rate promptly following the public announcement of such change.

              (c) Unless Borrower pays all amounts due under Section 3.05, if any, a Eurodollar Rate Loan may be Continued or Converted only on the last day of the Interest Period for such Eurodollar Rate Loan. During the existence of an Event of Default, the Administrative Agent may (and upon the request of the Required Lenders shall) prohibit Loans from being requested as, Converted into, or Continued as Eurodollar Rate Loans, and Required Lenders may demand that any or all of the then outstanding Eurodollar Rate Loans be Converted immediately into Base Rate Loans.

              (d) The failure of any Lender to make any Loan on any date shall not relieve any other Lender of any obligation to make a Loan on such date, but no Lender shall be responsible for the failure of any other Lender to so make its Loan.

         2.03 Prepayments.

              (a) Upon Requisite Notice to Administrative Agent not later than the Requisite Time therefor, Borrower may at any time and from time to time voluntarily prepay Loans in part in the Minimum Amount therefor or in full without premium or penalty. Administrative Agent will promptly notify each Lender thereof and of such Lender's Pro Rata Share of such prepayment. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest thereon, together with the costs set forth in Section 3.05.

              (b) If for any reason the amount of the Outstanding Obligations exceeds the combined Commitments from time to time in effect, Borrower shall immediately prepay Loans in an aggregate amount equal to such excess.

         2.04 Reduction or Termination of Commitments. Upon Requisite Notice to Administrative Agent not later than the Requisite Time therefor, Borrower may at any time and from time to time, without premium or penalty, permanently and irrevocably reduce the Commitments in a Minimum Amount therefor to an amount not less than the Outstanding Obligations at such time or terminate the Commitments. Any such reduction or termination shall be accompanied by payment of all accrued and unpaid facility fees with respect to the portion of the Commitments being reduced or terminated. Administrative Agent shall promptly notify Lenders of any such request for reduction or termination of the Commitments. Each Lender's Commitment shall be reduced by an amount equal to such Lender's Pro Rata Share times the amount of such reduction.

         2.05 Principal and Interest.

              (a) Except as otherwise provided hereunder, if not sooner paid, Borrower hereby promises to pay the outstanding principal amount of each Loan on the Maturity Date; provided that if the outstanding principal balance of each Loan is converted to a term loan pursuant to Section 2.10(d), the outstanding principal amount of each Loan shall be payable on August 24, 2005.


                                              364-Day Revolving Credit Agreement

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              (b)  Subject  to  subsection  (c)  below,   and  unless  otherwise
specified herein, Borrower hereby promises to pay interest on the unpaid principal amount of each Loan (before and after default, before and after maturity, before and after judgment and before and after the commencement of any proceeding under any Debtor Relief Laws) from the date borrowed until paid in full (whether by acceleration or otherwise) on each Applicable Payment Date at a rate per annum equal to the interest rate determined in accordance with the definition of such type of Loan, plus, to the extent applicable in each case, the Applicable Amount for such type of Loan.

              (c) Beginning on the date that an Event of Default occurs under Sections 8.01 or 8.02 and continuing until the date such Event of Default no longer exists, Borrower hereby promises to pay interest on the unpaid principal amount of each Loan (before or after judgment and before and after the commencement of any proceeding under any Debtor Relief Laws) at a rate per annum equal to the Default Rate. In addition, if any amount payable by Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), Borrower hereby promises to pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on such amount at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Law. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be payable upon demand.

              On any Business Day, Borrower may call Administrative Agent and request information as to the then current Eurodollar Base Rate or Base Rate, and Administrative Agent shall provide such information.

         2.06 Fees.

              (a) Facility Fee. Borrower shall pay to Administrative Agent for the account of each Lender pro rata according to its Pro Rata Share a facility fee equal to the Applicable Amount times the actual daily amount of its Commitment, regardless of usage. The facility fee shall accrue at all times from the Closing Date until the Maturity Date and shall be payable quarterly in arrears on each Applicable Payment Date. If there is any change in the Applicable Amount during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Amount separately for each period during such quarter that such Applicable Amount was in effect. The facility fee shall accrue at all times, including at any time during which one or more conditions in
Section 4 are not met.

              (b) Utilization Fee. Borrower shall pay to Administrative Agent for the account of each Lender pro rata according to its Pro Rata Share, a utilization fee, equal to the Applicable Amount times the outstanding principal amount of Loans, for each day that the sum of (i) the Outstanding Obligations on such day plus (ii) the "Outstanding Obligations," as such term is defined in the Five-Year Agreement, on such day exceeds 33% of the sum of (x) the combined Commitments on such day plus (y) the combined "Commitments," as such term is defined in the Five-Year Agreement, on such day. The utilization fee shall be payable quarterly in arrears on each Applicable Payment Date. The utilization fee shall accrue at all applicable times, including at any time during which one or more conditions in Section 4 are not met.

              (c) Agency Fee. Borrower shall pay to Administrative Agent an agency fee in such amounts and at such times as set forth in a separate letter agreement between Borrower and Administrative Agent. The agency fee is for the services to be performed by Administrative Agent in acting as Administrative Agent and is fully earned on the date paid. The agency fee paid to Administrative Agent is solely for its own account and is nonrefundable.


                                              364-Day Revolving Credit Agreement

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



              (d) Arrangement Fee. On the Closing Date, Borrower shall pay to each Lead Arranger an arrangement fee in the amount set forth in a separate letter agreement among Borrower, each Lead Arranger, Bank of America and The Chase Manhattan Bank. Such arrangement fee is for the services of each Arranger in arranging the credit facilities under this Agreement and the Five-Year Agreement and is fully earned on the date paid. The arrangement fee paid to each Lead Arranger is solely for its own account and is nonrefundable.

              (e) Lenders' Upfront Fee. On the Closing Date, Borrower shall pay to Administrative Agent, for the respective accounts of Lenders pro rata according to their respective Pro Rata Shares, an upfront fee in an amount set forth in a separate letter agreement among Borrower, each Lead Arranger, Bank of America, and The Chase Manhattan Bank. Such upfront fees are for the credit facilities committed by Lenders under this Agreement and are fully earned on the date paid. The upfront fees paid to Lenders are solely for their own account and are nonrefundable.

         2.07 Computation of Interest and Fees. Computation of interest on Base Rate Loans when the Base Rate is determined by Bank of America's "prime rate" shall be calculated on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed. Computation of all other types of interest and all fees shall be calculated on the basis of a year of 360 days and the actual number of days elapsed. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall bear interest for one day.

         2.08 Making Payments.

              (a) Except as otherwise provided herein, all payments by Borrower or any Lender hereunder shall be made to Administrative Agent at Administrative Agent's Office not later than the Requisite Time for such type of payment. All payments received after such Requisite Time shall be deemed received on the next succeeding Business Day for purposes of the calculation of interest and fees, but not for purposes of determining whether a Default has occurred. All payments of principal and interest shall be made in immediately available funds in Dollars. All payments by Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff.

              (b) Upon satisfaction of any applicable terms and conditions set forth herein, Administrative Agent shall promptly make any amounts received in accordance with Section 2.08(a) available in like funds received as follows: (i) if payable to Borrower, by crediting a deposit account designated from time to time by Borrower to Administrative Agent by Requisite Notice, and (ii) if payable to any Lender, by wire transfer to such Lender at its Lending Office. If such conditions are not so satisfied, Administrative Agent shall return any funds it is holding to the Lenders making such funds available, without interest.

              (c) Subject to the definition of "Interest Period," if any payment to be made by Borrower shall come due on a day other than a Business Day, payment shall instead be considered due on the next succeeding Business Day, and such extension of time shall be reflected in computing interest and fees.

              (d) Unless Borrower or any Lender has notified Administrative Agent, prior to the Requisite Time any payment to be made by it is due, that it does not intend to remit such payment, Administrative Agent may, in its sole and absolute discretion, assume that Borrower or such Lender, as the case may be, has timely remitted such payment and may, in its sole and absolute discretion and in reliance thereon, make such

                                              364-Day Revolving Credit Agreement

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



payment available to the Person entitled thereto. If such payment was not in fact remitted to Administrative Agent in immediately available funds, then:

                  (i) If Borrower failed to make such payment, each Lender shall forthwith on demand repay to Administrative Agent the amount of such assumed payment made available to such Lender, together with interest thereon in respect of each day from and including the date such amount was made available by Administrative Agent to such Lender to the date such amount is repaid to Administrative Agent at the Federal Funds Rate; and

                  (ii) If any Lender failed to make such payment, Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender. If such Lender does not pay such corresponding amount upon Administrative Agent's demand therefor, Administrative Agent promptly shall notify Borrower, and Borrower shall pay such corresponding amount to Administrative Agent. Administrative Agent also shall be entitled to recover interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by Administrative Agent to Borrower to the date such corresponding amount is recovered by Administrative Agent, (A) from such Lender at a rate per annum equal to the Federal Funds Rate, and
         (B) from Borrower, at a rate per annum equal to the interest rate applicable to such Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which Administrative Agent or Borrower may have against any Lender as a result of any default by such Lender hereunder.

              (e) If Administrative Agent or any Lender is required at any time to return to Borrower, or to a trustee, receiver, liquidator, custodian or any official under any proceeding under Debtor Relief Laws, any portion of a payment made by Borrower, each Lender shall, on demand of Administrative Agent, return its share of the amount to be returned, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate.

         2.09 Funding Sources. Nothing in this Agreement shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

         2.10 Extension of Maturity Date.

              (a) Not earlier or later than the Requisite Time therefor, Borrower may, upon Requisite Notice to Administrative Agent (who shall promptly notify Lenders), request an extension of the Maturity Date then in effect (the "Extension Request"). Within 20 days of delivery of such notice but not earlier than 30 days prior to the Maturity Date then in effect, each Lender shall notify Administrative Agent by Requisite Notice whether or not it consents to such extension. Any Lender not responding within the above time period shall be deemed to have not consented to such extension. Administrative Agent shall promptly notify Borrower of Lenders' responses and the aggregate amount of the Commitments of the Rejecting Lenders (the "Rejected Amount"). If the Maturity Date is extended as provided in Section 2.10(b) and if any Lender (individually, a "Rejecting Lender" and collectively, the "Rejecting Lenders") declines, or is deemed to have declined, to consent to such extension, Borrower shall cause each Rejecting Lender to be removed and/or replaced as a Lender no later than the Maturity Date then in effect pursuant to Section 10.21.


                                              364-Day Revolving Credit Agreement

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



              (b) The Maturity Date then in effect shall be extended only if Lenders (the "Accepting Lenders") holding more than 50% of the combined Commitments (the amount of which shall be calculated prior to giving effect to any removals or replacements of Rejecting Lenders) have consented thereto. If so extended, the Maturity Date then in effect shall be extended to a date 364 days from the Maturity Date then in effect, effective as of the Maturity Date then in effect (the "Extension Effective Date"). Administrative Agent shall promptly confirm in writing to Lenders and Borrower such extension and the Extension Effective Date. As a condition precedent to such extension, Borrower shall deliver to Administrative Agent a certificate dated as of the Extension Effective Date (in sufficient copies for each Accepting Lender) signed by a Responsible Officer of Borrower (i) certifying and attaching the resolutions adopted by Borrower approving or consenting to such extension and (ii) certifying that, before and after giving effect to such extension, no Default or Event of Default exists. Administrative Agent shall distribute an amended
Schedule 2.01 (which shall be deemed incorporated into this Agreement) to reflect any changes in Lenders and their Commitments.

              (c) If the  Maturity  Date then in effect is extended  pursuant to
Section 2.10(b), Borrower shall have the right, in consultation with and through Administrative Agent, either prior to or within 60 days following the Extension Effective Date, to request one or more Accepting Lenders to increase their Commitments by an aggregate amount not to exceed the Rejected Amount. Each Accepting Lender shall have the right, but not the obligation, to offer to increase its Commitment by an amount up to the amount requested by Borrower, which offer shall be made by notice from such Accepting Lender to Administrative Agent not later than ten days after such Accepting Lender is notified of such request by Administrative Agent, specifying the amount of the offered increase in such Accepting Lender's Commitment. If the aggregate amount of the offered increases in the Commitments of all Accepting Lenders does not equal the Rejected Amount, then Borrower shall have the right, prior to or within 60 days following the Extension Effective Date, to add one or more banks or other financial institutions, each of which must be eligible to be an assignee under
Section 10.04, as Lenders (the "Purchasing Lenders") to replace such Rejecting Lenders, which Purchasing Lenders shall have an aggregate Commitment not greater than the Rejected Amount less any increases in the Commitments of the Accepting Lenders.

              (d) In the event the Maturity  Date then in effect is not extended pursuant to Section 2.10(b), Borrower may, upon Requisite Notice to Administrative Agent (who shall promptly notify Lenders) not later than the Requisite Time therefor elect to convert the outstanding principal amount of the Loans on the Maturity Date then in effect to a term loan, which term loan shall be payable on August 24, 2005; provided that such conversion shall not occur if an Event of Default has occurred and is continuing on the Maturity Date then in effect. From and after such conversion, such term loan shall continue to be a Loan for purposes of this Agreement, except that such term loan shall not be a revolving credit and, if prepaid, may not be reborrowed.

              (e) This section shall supercede any provisions in Section 10.01 to the contrary.

                                   SECTION 3.
                     TAXES, YIELD PROTECTION AND ILLEGALITY

         3.01 Taxes.

              (a) Any and all payments by Borrower to or for the account of Administrative Agent or any Lender under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges,

                                              364-Day Revolving Credit Agreement

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


and all liabilities with respect thereto, excluding, in the case of Administrative Agent and each Lender, taxes imposed on or measured by its net income, and franchise taxes imposed on it, by the jurisdiction (or any political subdivision thereof) under the Laws of which Administrative Agent or such Lender, as the case may be, is organized or maintains a Lending Office (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as "Taxes"). If Borrower shall be required by any Laws to deduct any Taxes from or in respect of any sum payable under any Loan Document to Administrative Agent or any Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), Administrative Agent and such Lender receive an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions, (iii) Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) within 30 days after the date of such payment, Borrower shall furnish to Administrative Agent (who shall forward the same to such Lender) the original or a certified copy of a receipt evidencing payment thereof.

              (b) In  addition,  Borrower  agrees to pay any and all  present or future stamp, court or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document (hereinafter referred to as "Other Taxes").

              (c) If Borrower shall be required to deduct or pay any Taxes or Other Taxes from or in respect of any sum payable under any Loan Document to Administrative Agent or any Lender, Borrower shall also pay to Administrative Agent or such Lender such additional amount that Administrative Agent or such Lender specifies as necessary to preserve the after-tax yield (after factoring in all taxes, including taxes imposed on or measured by net income) that Administrative Agent or such Lender would have received if such Taxes or Other Taxes had not been imposed.

              (d) Borrower agrees to indemnify Administrative Agent and each Lender for the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) paid by Administrative Agent and such Lender, amounts payable under Section 3.01(c) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto.

              (e)  Notwithstanding  anything to the  contrary  contained in this
Section 3.01, all obligations of Borrower to any Lender under this Section 3.01 shall be subject to, and conditioned upon such Lender's compliance with its obligations, if any, under, Section 10.20.

         3.02 Illegality. If any Lender determines that any Laws have made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans, or materially restricts the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the applicable offshore interbank market, or to determine or charge interest rates based upon the Eurodollar Rate, then, on notice thereof by such Lender to Borrower through Administrative Agent, the obligation of such Lender to make Eurodollar Rate Loans shall be suspended until such Lender notifies Administrative Agent and Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, Borrower shall, upon demand from such Lender (with a copy to Administrative Agent), prepay or Convert all Eurodollar Rate Loans of such Lender, either on the last day of the Interest Period thereof, if such Lender may lawfully continue to maintain

                                              364-Day Revolving Credit Agreement
such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

         3.03 Inability to Determine Eurodollar Rates. If, in connection with any Request for Extension of Credit involving any Eurodollar Rate Loan, (a) Administrative Agent determines that (i) deposits in Dollars are not being offered to banks in the applicable offshore dollar market for the applicable amount and Interest Period of the requested Eurodollar Rate Loan or (ii) adequate and reasonable means do not exist for determining the underlying interest rate for such Eurodollar Rate Loan, or (b) Required Lenders determine that such underlying interest rate does not adequately and fairly reflect the cost to Lenders of funding such Eurodollar Rate Loan, Administrative Agent will promptly notify Borrower and all Lenders. Thereafter, the obligation of Lenders to make or maintain such Eurodollar Rate Loan shall be suspended until Administrative Agent revokes such notice. Upon receipt of such notice, Borrower may revoke any pending request for a Borrowing of Eurodollar Rate Loans or, failing that, be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

         3.04 Increased Cost and Reduced Return; Capital Adequacy.

              (a) If any Lender determines that any Laws or changes therein effective after the date hereof:

                  (i) Subject such Lender to any tax, duty, or other charge with respect to any Eurodollar Rate Loans or its obligation to make Eurodollar Rate Loans, or change the basis on which taxes are imposed on any amounts payable to such Lender under this Agreement in respect of any Eurodollar Rate Loans;

                  (ii) Impose or modify any reserve, special deposit, or similar requirement (other than the reserve requirement utilized in the determination of the Eurodollar Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Lender (including its Commitment); or

                  (iii) Impose on such Lender or on the offshore interbank market any other condition affecting this Agreement or any of such extensions of credit or liabilities or commitments;

and the result of any of the foregoing is to increase the cost to such Lender of making, Converting into, Continuing, or maintaining any Eurodollar Rate Loans or to reduce any sum received or receivable by such Lender under this Agreement with respect to any Eurodollar Rate Loans, then from time to time upon demand of Lender (with a copy of such demand to Administrative Agent), Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction.

              (b) If any Lender determines that any change in or the interpretation of any Laws effective after the date hereof have the effect of reducing the rate of return on the capital of such Lender or compliance by such Lender (or its Lending Office) or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Lender's desired return on capital), then from time to time upon demand of such Lender (with a copy to Administrative Agent), Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such reduction.


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                                       23

         3.05 Breakfunding Costs. Subject to Section 3.06(a), upon demand of any Lender (with a copy to Administrative Agent) from time to time, Borrower shall promptly compensate such Lender for and hold such Lender harmless from any actual loss, cost or expense incurred by it as a result of:

              (a) Any Continuation, Conversion, payment or prepayment of any Eurodollar Rate Loan on a day other than the last day of the Interest Period for such Eurodollar Rate Loan (whether voluntary, mandatory, automatic, by reason of acceleration or otherwise); or

              (b) Any failure by Borrower (for a reason other than the failure of such Lender to make a Eurodollar Rate Loan) to prepay, borrow, Continue or Convert any Eurodollar Rate Loan on the date or in the amount notified by Borrower;

excluding any loss of anticipated profits but including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained.

         3.06 Matters Applicable to all Requests for Compensation.

              (a) A certificate of  Administrative  Agent or any Lender claiming compensation under this Section 3 and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of clearly demonstrable error; provided that such certificate (i) sets forth with reasonable specificity the calculation of the amount to be paid, (ii) states that Administrative Agent or such Lender, as applicable, is treating substantially all similarly situated borrowers in a manner that is consistent with the treatment afforded Borrower hereunder, (iii) is delivered within 90 days of the later of the date of the event giving rise to such compensation and the date Administrative Agent or such Lender knew or, with the exercise of reasonable care, should have known of the requirements for such compensation, and (iv) confirms (in the case of a claim for compensation under Section 3.01 or Section 3.04) that either a change in the Administrative Agent's Office or Lending Office, as the case may be, of Administrative Agent or such Lender, as the case may be, would not have eliminated the request for compensation or that such change would have been otherwise disadvantageous to Administrative Agent or such Lender, as the case may be. In determining the amount of such compensation, Administrative Agent or any Lender may use any reasonable averaging and attribution methods.

              (b) Upon any Lender becoming prohibited from making, maintaining or funding Eurodollar Rate Loans pursuant to Section 3.02, or upon any Lender making a claim for compensation under Section 3.01 or Section 3.04, Borrower may remove and replace such Lender in accordance with Section 10.21.

         3.07 Survival. All of Borrower's obligations under this Section 3 shall survive termination of the Commitments and payment in full of all Obligations.

                                   SECTION 4.
                  CONDITIONS PRECEDENT TO EXTENSIONS OF CREDIT

         4.01 Conditions Precedent to Closing Date. This Agreement shall become effective and the Closing Date shall occur when Administrative Agent has received all of the agreements, documents, instruments and other items described in this Section 4.01 and the other conditions precedent set forth in this
Section 4.01 have been satisfied (and on the Closing Date, Administrative Agent shall deliver written notice

                                              364-Day Revolving Credit Agreement
to Borrower and Lenders that such conditions precedent have been satisfied and that the Closing Date has occurred, which written notice shall be conclusive of such occurrence):

              (a) Unless waived by all Lenders, each of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of Borrower, each dated on, or in the case of third-party certificates recently before, the Closing Date and each in form and substance satisfactory to Administrative Agent and its legal counsel:

                  (i) Executed counterparts of this Agreement, sufficient in number for distribution to Administrative Agent, Lenders and Borrower;

                  (ii) Notes executed by Borrower in favor of each Lender requesting same, substantially in the form attached as Exhibit C;

                  (iii) Such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of Borrower as Administrative Agent may request to establish the identities of and verify the authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer thereof;

                  (iv) Such evidence as Administrative Agent may request to verify that Borrower is duly organized or formed, validly existing, in good standing and qualified to engage in business in each jurisdiction in which it is required to be qualified to engage in business, including certified copies of Borrower's certificate of incorporation and bylaws, certificates of good standing and/or qualification to engage in business;

                  (v) A certificate signed by a Responsible Officer of Borrower certifying (A) that the conditions specified in Sections 4.01(c) and
         (d) have been satisfied, (B) that there has been no event or circumstance since the date of the Audited Financial Statements which has a Material Adverse Effect, and (C) the current Debt Ratings, together with a Compliance Certificate as of June 30, 2000 that gives effect to results of operations for the two fiscal quarter period ended on such date, the initial Extension of Credit and the repayment of the Indebtedness to be repaid on the Closing Date;

                  (vi) An opinion of counsel to Borrower substantially in the form of Exhibit E; and

                  (vii) Such other assurances, certificates, documents, consents or opinions as Administrative Agent or Required Lenders reasonably may require.

              (b) Any fees required to be paid on or before the Closing Date shall have been paid.

              (c) The representations and warranties made by Borrower herein, or which are contained in any certificate, document or financial or other statement furnished at any time under or in connection herewith or therewith, shall be correct in all material respects on and as of the Closing Date.

              (d) No Default or Event of Default shall have occurred and be continuing.

              (e) All consents or approvals of, filings with, and other actions by, any Governmental Authority that are necessary or appropriate for the execution, delivery and performance by Borrower of the Loan Documents shall have been obtained, made or taken.

                                              364-Day Revolving Credit Agreement

              (f) Unless waived by Administrative Agent, Borrower shall have paid all Attorney Costs of Administrative Agent to the extent invoiced prior to or on the Closing Date.

              (g) Administrative Agent shall have received assurances satisfactory to it that provision has been made for the repayment of all Indebtedness of Borrower, its Subsidiaries and its Affiliates listed on Schedule 4.01, and for the termination of the commitments under the credit facilities listed on Schedule 4.01, substantially concurrently with the initial Extension of Credit.

         4.02 Conditions to all Extensions of Credit. In addition to any applicable conditions precedent set forth elsewhere in this Section 4 or in
Section 2, the obligation of each Lender to honor any Request for Extension of Credit (other than a Conversion or Continuation) is subject to the following conditions precedent:

              (a) The representations and warranties of Borrower contained in Sections 5.01, 5.02, and 5.03 of this Agreement shall be correct in all material respects on and as of the date of such Extension of Credit.

              (b) No Default or Event of Default exists, or would result from such Extension of Credit or the use thereof.

              (c) Administrative Agent shall have timely received a Request for Extension of Credit by Requisite Notice by the Requisite Time therefor.

              (d) Such  Extension of Credit  shall be  permitted  by  applicable
Laws.

         Each Request for Extension of Credit by Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of such Extension of Credit.

                                   SECTION 5.
                         REPRESENTATIONS AND WARRANTIES

         Borrower represents and warrants to Administrative Agent and Lenders that:

         5.01 Existence and Qualification; Power; Compliance with Laws. Each of Borrower and its Restricted Subsidiaries (a) is a corporation, partnership or limited liability company duly organized or formed, validly existing and in good standing under the Laws of the state of its organization, (b) has the power and authority and the legal right to own, lease and operate its properties and to conduct its business, (c) is duly qualified and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of its properties or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified and in good standing does not have a Material Adverse Effect, and (d) is in compliance with all Laws, except to the extent that noncompliance does not have a Material Adverse Effect.

         5.02 Power; Authorization; Enforceable Obligations. Borrower has the power and authority and the legal right to make, deliver and perform each Loan Document to which it is a party and to borrow hereunder and has taken all necessary action to authorize the Extensions of Credit on the terms and conditions of this Agreement and to authorize the execution, delivery and performance of this Agreement

                                              364-Day Revolving Credit Agreement
and the other Loan Documents to which it is a party. Except for such consents, authorizations, filings or other acts which have been duly made or obtained and are in full force and effect, no consent or authorization of, filing with, or other act by or in respect of any Governmental Authority is required in connection with the Extensions of Credit hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the other Loan Documents. The Loan Documents have been duly executed and delivered by Borrower, and constitute legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting creditor's rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

         5.03 No Legal Bar. The execution, delivery, and performance by Borrower of the Loan Documents to which it is a party do not and will not (a) violate or conflict with, or result in a breach of, or require any consent under (i) Borrower's certificate of incorporation or bylaws, (ii) any applicable Laws which has a Material Adverse Effect, or (iii) any Contractual Obligation, license or franchise of Borrower or any of its Restricted Subsidiaries or by which any of them or any of their property is bound or subject which has a Material Adverse Effect, (b) constitute a default under any such Contractual Obligation, license or franchise which has a Material Adverse Effect or (c) result in, or require, the creation or imposition of any Lien on any of the properties of Borrower or any of its Restricted Subsidiaries which is not permitted hereby.

         5.04 Financial Statements; No Material Adverse Effect.

              (a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of Borrower and its consolidated Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein.

              (b) Since the date of the Audited Financial Statements and to the Closing Date, there has been no event or circumstance which has a Material Adverse Effect.

         5.05 Litigation. No litigation, investigation or proceeding of or before an arbitrator or Governmental Authority is pending or, to the best knowledge of Borrower, threatened by or against Borrower or any of its Restricted Subsidiaries or against any of their properties or revenues that is reasonably likely to be determined adversely, and, if so adversely determined, has a Material Adverse Effect.

         5.06 No Default. Neither Borrower nor any of its Restricted Subsidiaries is in default under or with respect to any Contractual Obligation, license or franchise which has a Material Adverse Effect, and no Default or Event of Default has occurred and is continuing or will result from the execution and delivery of this Agreement or any of the other Loan Documents, or the making of the Extensions of Credit hereunder.

         5.07 Authorizations. Borrower and its Restricted Subsidiaries possess all licenses, permits, franchises, consents, approvals, and other authorities required to be issued by Governmental Authorities that are necessary or required in the conduct of their businesses, all of which are valid, binding, enforceable, and subsisting without any defaults thereunder, other than any failures to possess or defaults that do not have a Material Adverse Effect.

                                              364-Day Revolving Credit Agreement

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




         5.08 Taxes. Borrower and its Restricted Subsidiaries have filed all tax returns which are required to be filed, and have paid, or made provision for the payment of, all taxes with respect to the periods, property or transactions covered by said returns, or pursuant to any assessment received by Borrower or its affected Restricted Subsidiaries, except such taxes, if any, as are being contested in good faith by appropriate proceedings and as to which adequate reserves have been established and maintained in accordance with GAAP, and, except for the failure to file tax returns and/or to pay taxes which failures do not, in the aggregate, have a Material Adverse Effect.

         5.09 Margin Regulations; Investment Company Act; Public Utility Holding Company Act.

              (a) Borrower is not engaged or will engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. No part of the proceeds of any Extensions of Credit hereunder will be used for "purchasing" or "carrying" "margin stock" as so defined in a manner which violates, or which would be inconsistent with, the provisions of Regulations T, U, or X of such Board of Governors.

              (b) Neither Borrower nor any of its Restricted Subsidiaries (i) is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, or (ii) is or is required to be registered as an "investment company" under the Investment Company Act of 1940.

         5.10 ERISA Compliance.

              (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state Laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS (or will be filed before the end of any applicable remedial amendment period under Section 401(b) of the Code) with respect thereto and, to the best knowledge of Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification. Borrower and each ERISA Affiliate have made all required contributions to each Plan subject to
Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

              (b) There are no pending or, to the best knowledge of Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that has a Material Adverse Effect. There has been no non-exempt prohibited transaction (within the meaning of Section 401 of ERISA or violation of the fiduciary responsibility rules of ERISA with respect to any Plan that has a Material Adverse Effect.

              (c) (i) No ERISA Event has occurred or is reasonably expected to occur which has a Material Adverse Effect; (ii) no Plan has any Unfunded Pension Liability; (iii) neither Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under

                                              364-Day Revolving Credit Agreement

Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

         5.11 Assets; Liens. Borrower and its Restricted Subsidiaries own, or possess the right to use, all properties and assets, including without limitation, trademarks, trade names, copyrights, patents, patent rights, franchises, licenses and other intangible assets, that are used in the conduct of their respective businesses as now operated, and none of such properties and assets, to the best knowledge of Borrower, conflicts with the valid ownership or other right of use of any other Person to the extent that such failure to own or possess or conflict has a Material Adverse Effect. None of such properties or assets is subject to any Lien, except as permitted in Section 7.01.

         5.12 Environmental Compliance. Borrower and its Restricted Subsidiaries
are  in  compliance   with   Environmental   Laws  except  to  the  extent  that
noncompliance does not have a Material Adverse Effect.

         5.13 Use of Proceeds. Borrower will use the proceeds of Extensions of Credit to refinance existing Indebtedness of Borrower and its Restricted Subsidiaries or Affiliates and for working capital, capital expenditures, commercial paper backup and other lawful corporate purposes.

         5.14 Disclosure. No statement, information, report, representation, or warranty made by Borrower in any Loan Document or furnished to Administrative Agent or any Lender in connection with any Loan Document contains any untrue statement of a material fact.

                                   SECTION 6.
                              AFFIRMATIVE COVENANTS

         So long as any Obligation remains unpaid or unperformed, or any portion of the Commitments remains outstanding, Borrower shall, and shall (except in the case of Borrower's reporting covenants), cause each Restricted Subsidiary to:

         6.01 Financial Statements. Deliver to Administrative Agent and Lenders, in form and detail satisfactory to Administrative Agent:

              (a) As soon as available, but in any event within 105 days after the end of each fiscal year of Borrower, a consolidated balance sheet of Borrower and its consolidated Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, audited and accompanied by a report and opinion of independent certified public accountants of nationally recognized standing reasonably acceptable to Administrative Agent, which report and opinion shall not be subject to any qualifications or exceptions as to the scope of the audit nor to any qualifications or exceptions not reasonably acceptable to Administrative Agent; and

              (b) As soon as available, but in any event within 60 days after the end of each of the first three fiscal quarters of each fiscal year of Borrower, a consolidated balance sheet of Borrower and its consolidated Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income and cash flows for such fiscal quarter and for the portion of Borrower's fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible

                                              364-Day Revolving Credit Agreement

Officer of Borrower as fairly presenting the financial condition, results of operations and cash flows of Borrower and its consolidated Subsidiaries in accordance with GAAP, subject only to pro forma adjustments and normal year-end audit adjustments.

         6.02   Certificates,   Notices  and  Other   Information.   Deliver  to
Administrative Agent in form and detail satisfactory to Administrative Agent, with sufficient copies for each Lender:

              (a) No later than the date required for the delivery of the financial statements referred to in Sections 6.01(a) and (b) a duly completed Compliance Certificate signed by a Responsible Officer of Borrower, which Compliance Certificate shall set forth the necessary adjustments to exclude the Indebtedness and EBITDA attributed to Unrestricted Subsidiaries from the calculations set forth therein and shall give pro forma effect (in accordance with Section 1.07) to Material Acquisitions and Material Dispositions in accordance with Section 1.07;

              (b) Promptly after the same are available, copies of all annual, regular, periodic and special reports and registration statements which Borrower may file or be required to file with the Securities and Exchange Commission under Sections 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to Administrative Agent pursuant hereto;

              (c) Promptly after Borrower obtaining knowledge of the occurrence thereof, notice of any Default or Event of Default specifying the nature thereof and what action Borrower has taken, is taking or proposes to take with respect thereto;

              (d) Promptly after Borrower obtaining knowledge of the commencement thereof, notice of any litigation, investigation or proceeding affecting Borrower or any of its Restricted Subsidiaries where the amount involved exceeds the Threshold Amount, or in which injunctive relief or similar relief is sought, which relief, if granted, has a Material Adverse Effect;

              (e) Promptly after Borrower obtaining knowledge of the occurrence thereof, notice of any ERISA Event;

              (f)   Promptly   after   Borrower   obtaining   knowledge  of  the
announcement thereof, notice of any announcement by Moody's or S&P of any change in a Debt Rating; and

              (g) Promptly after such request, such other data and information as from time to time may be reasonably requested by Administrative Agent or any Lender through Administrative Agent.

         6.03 Payment of Taxes. Pay and discharge when due all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or any of its property, except for any such tax, assessment, charge or levy which is being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on its books in accordance with GAAP, and except, for such payments which, if not paid, do not in the aggregate, have a Material Adverse Effect.

         6.04 Preservation of Existence. Preserve and maintain its existence, licenses, permits, rights, franchises and privileges necessary or desirable in the normal conduct of its business, except where failure to do so does not have a Material Adverse Effect, and except that nothing in this Section 6.04 shall prohibit any transaction permitted by Section 7.03.


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


         6.05 Maintenance of Properties. Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good order and condition, subject to wear and tear in the ordinary course of business, except to the extent that the failure to do so does not have a Material Adverse Effect.

         6.06 Maintenance of Insurance. Maintain liability and casualty insurance with financially sound and reputable insurance companies not Affiliates of Borrower in such amounts with such deductibles and against such risks as is customary for similarly situated businesses, except to the extent Borrower or such Restricted Subsidiary maintains reasonable self-insurance with respect to such risks.

         6.07 Compliance With Laws.

              (a) Comply with the requirements of all applicable Laws and orders of any Governmental Authority, noncompliance with which has a Material Adverse Effect.

              (b) Conduct its operations and keep and maintain its property in compliance with all Environmental Laws, noncompliance with which has a Material Adverse Effect.

         6.08 Inspection Rights. At any time during regular business hours, upon reasonable notice, and as often as reasonably requested, but subject to Section 10.17, permit Administrative Agent or any Lender, or any employee, agent or representative thereof, to examine (and during the existence of an Event of Default, make copies and abstracts from) the records and books of account of Borrower and its Restricted Subsidiaries and to visit and inspect their properties and to discuss their affairs, finances and accounts with any of their officers and key employees.

         6.09 Keeping of Records and Books of Account. Keep adequate records and books of account reflecting all material financial transactions in conformity with GAAP, consistently applied, and in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over Borrower or the applicable Restricted Subsidiary.

         6.10 Compliance with ERISA. Cause, and cause each of its ERISA Affiliates to (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any Plan subject to Section 412 of the Code; provided that this Section 6.10 shall not prohibit Borrower and its ERISA Affiliates from terminating any Plan to the extent permitted by ERISA, the Code, and other applicable law or if such termination does not have a Material Adverse Effect.

         6.11 Compliance With Agreements. Promptly and fully comply with all Contractual Obligations to which any one or more of them is a party, except for any such Contractual Obligations (a) then being contested or intended to be timely contested by any of them in good faith by appropriate proceedings, or (b) the failure to comply with which does not have a Material Adverse Effect.

         6.12 Use of Proceeds. Use the proceeds of Extensions of Credit as represented herein.

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         6.13  Designation of Unrestricted  Companies.  So long as no Default or
Event of Default exists or arises as a result thereof, Borrower may from time to time designate a Restricted Subsidiary as an Unrestricted Subsidiary or designate an Unrestricted Subsidiary as a Restricted Subsidiary; provided that Borrower shall (a) provide Administrative Agent written notification of such designation prior to or concurrently therewith, and (b) if such designation is a Material Acquisition (in the case of the designation of an Unrestricted Subsidiary as a Restricted Subsidiary) or a Material Disposition (in the case of the designation of a Restricted Subsidiary as an Unrestricted Subsidiary), within 10 Business Days after such notification, deliver to Administrative Agent
a  certificate,   in  form  reasonably   acceptable  to  Administrative   Agent,
demonstrating  pro-forma  compliance  (in  accordance  with  Section  1.07) with
Section 7.07 immediately prior to and after giving effect to such designation.

                                   SECTION 7.
                               NEGATIVE COVENANTS

         So long as any Obligations remain unpaid or unperformed, or any portion of the Commitments remains outstanding:

         7.01 Liens. Borrower shall not, nor shall it permit any Restricted Subsidiary to, directly or indirectly, incur, assume or suffer to exist, any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except:

              (a) Liens pursuant to any Loan Document;

              (b) Liens (other than those to be discharged in connection with the repayment of the Indebtedness described on Schedule 4.01) existing on the date hereof securing Indebtedness which does not exceed $50,000,000 in the aggregate (which, in the case of any such Lien securing Indebtedness in the amount of $100,000 or more, is listed on Schedule 7.01), and any renewals or extensions thereof, provided that such Liens are not extended to cover any other property, assets or revenues;

              (c) Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the applicable Person or such Liens are otherwise permitted under Section 6.03;

              (d) Carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested or intended to be timely contested in good faith and by appropriate proceedings;

              (e) Pledges or deposits in connection with worker's compensation, unemployment insurance and other social security legislation;

              (f) Deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

              (g) Easements, rights-of-way, restrictions and other similar encumbrances affecting real property which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;


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              (h)  Attachment,  judgment  or  other  similar  Liens  arising  in connection with litigation or other legal proceedings (and not otherwise a Default hereunder) that are currently being contested in good faith by appropriate proceedings or are intended to be timely contested in good faith by
appropriate   proceedings,   if  adequate  reserves  with  respect  thereto  are
maintained on the books of the applicable Person;

              (i) Liens in favor of Borrower or any Restricted Subsidiary;

              (j) Liens on "margin stock" (as defined in Regulation U of the Board of Governors of the Federal Reserve System).

              (k) Liens on property acquired (by purchase, merger or otherwise) after the date hereof, existing at the time of acquisition thereof (but not created in anticipation thereof), or placed thereon (at the time of such acquisition or within 180 days of such acquisition to secure a portion of the purchase price thereof), and any renewals or extensions thereof, so long as the Indebtedness secured thereby is permitted hereby; provided that such Liens do not and are not extended to cover any other property;

              (l) Liens under Sale-Leaseback Transactions and other Liens, and any renewals or extensions thereof, so long as the Indebtedness secured thereby does not exceed $500,000,000 in the aggregate; and

              (m) Liens not otherwise permitted hereby which do not secure any Indebtedness.

         7.02 Subsidiary Indebtedness. Borrower shall not permit any of its Restricted Subsidiaries to create, incur, assume or permit to exist any Indebtedness, except:

              (a) Indebtedness existing on the date hereof, which, for all such Indebtedness other than any Indebtedness which is less than $1,000,000 on an individual basis, is set forth on Schedule 7.02, and extensions, renewals and replacements of such Indebtedness that do not increase the outstanding principal amount thereof;

              (b) Indebtedness of any Restricted Subsidiary to Borrower or any other Restricted Subsidiary; and

              (c) Other Indebtedness in an aggregate principal amount not exceeding $750,000,000 at any time.

         7.03 Fundamental Changes. (a) Borrower shall not (A) merge or consolidate with or into any Person or (B) liquidate, wind-up or dissolve itself or (C) sell, transfer or dispose of all or substantially all of its assets, provided, nothing in this Section 7.03 shall be construed to prohibit Borrower from reincorporating in another jurisdiction, changing its form of organization or merging into, or transferring all or substantially all of its assets to, another Person so long as

                           (i) either (x) Borrower shall be the surviving entity
                  with substantially the same assets immediately following the reincorporation or reorganization or (y) the surviving entity or transferee (the "Successor Corporation") shall, immediately following the merger or transfer, as the case may be, (A) have substantially all of the assets of Borrower immediately preceding the merger or transfer, as the case may be, (B) have duly assumed all of Borrower's obligations hereunder and under the other Loan Documents in form and


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                  substance   satisfactory  to  Administrative  Agent  (and,  if
                  requested by Administrative  Agent, the Successor  Corporation
                  shall  have   delivered  an  opinion  of  counsel  as  to  the
                  assumption of such obligations) and (C) either (I) have then-effective ratings (or implied ratings) published by Moody's or S&P applicable to such Successor Corporation's
                  senior,    unsecured,    non-credit-   enhanced,   long   term
                  indebtedness for borrowed money, which ratings shall be either Baa3 or higher (if assigned by Moody's) or BBB- or higher (if assigned by S&P) or (II) be acceptable to Required Lenders; and

                           (ii)   immediately   after  giving   effect  to  such
                  transaction no Default or Event of Default shall have occurred and be continuing.

                  (b) Borrower and its Restricted Subsidiaries, taken as a whole, shall continue to maintain cable and other communications businesses as its primary lines of business.

         7.04 ERISA. Borrower shall not, nor shall it permit any Restricted Subsidiary to, directly or indirectly, at any time engage in a transaction which could be subject to Sections 4069 or 4212(c) of ERISA, or permit any Plan to (a) engage in any non-exempt "prohibited transaction" (as defined in Section 4975 of the Code); (b) fail to comply with ERISA or any other applicable Laws; or (c) incur any material "accumulated funding deficiency" (as defined in Section 302 of ERISA); which, with respect to each event described in clauses (a), (b) or
(c) above, has a Material Adverse Effect.

         7.05  Limitations  on  Upstreaming.  Borrower  shall not,  nor shall it permit any Restricted Subsidiary to, directly or indirectly agree to any restriction or limitation on the making of dividends or distributions, the repaying of loans or advances or the transferring of assets from any Restricted Subsidiary to Borrower or any other Restricted Subsidiary, except (a) restrictions and limitations imposed by Law or by the Loan Documents, (b) customary restrictions and limitations contained in agreements relating to the sale of a Subsidiary or its assets that is permitted hereunder and (c) any other restrictions that could not reasonably be expected to impair Borrower's ability to repay the Obligations as and when due.

         7.06 Margin Regulations. Borrower shall not, nor shall it permit any Restricted Subsidiary to, directly or indirectly, use the proceeds of any Extensions of Credit hereunder for "purchasing" or "carrying" "margin stock" (as such terms are defined in Regulation U of the Board of Governors of the Federal Reserve System), if such use would violate, or would be inconsistent with, the provisions of Regulations T, U, or X of such Board of Governors.

         7.07 Financial Covenants.

              (a) Interest Coverage Ratio. Borrower shall not permit the Interest Coverage Ratio as of the end of any fiscal quarter of Borrower to be less than 2.5 to 1.0; and

              (b) Leverage Ratio. Borrower shall not permit the Leverage Ratio of Borrower to be greater than 5.50 to 1.0 at any time.


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



                                   SECTION 8.
                         EVENTS OF DEFAULT AND REMEDIES

         8.01 Events of Default. Any one or more of the following events shall constitute an Event of Default:

              (a) Borrower fails to pay any principal on any Outstanding Obligation (other than fees) on the date when due; or

              (b) Borrower fails to pay any interest on any Outstanding Obligation, or any facility or utilization fees, within three days after the date when due; or fails to pay any other fees or amount payable to Administrative Agent or any Lender under any Loan Document within five days after the date when due or, if applicable, after demand is made for the payment thereof; or

              (c) Any default occurs in the observance or performance of any agreement contained in Section 6.02(c), 6.12, 7.03 or 7.07; or

              (d) Borrower fails to perform or observe any other covenant or agreement (not specified in subsections (a), (b) or (c) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after notice thereof to Borrower from Administrative Agent or any Lender; or

              (e) Any representation or warranty by Borrower in this Agreement or any Compliance Certificate proves to have been incorrect in any material respect when made or deemed made; or

              (f) (i) Borrower (x) defaults in any payment when due (including any stated grace periods) of principal of or interest on any Indebtedness(other than the Obligations) having an aggregate principal amount in excess of the Threshold Amount or (y) defaults in the observance or performance of any other agreement or condition relating to any Indebtedness (other than the Obligations) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur, the effect of which default or other event (after giving effect to any applicable stated grace periods) is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, Indebtedness having an aggregate principal amount in excess of the Threshold Amount to be demanded or become due (automatically or otherwise) or to become subject to mandatory redemption prior to its stated maturity, or any Guaranty Obligation in such amount to become payable or cash collateral in respect thereof to be demanded (provided that to the extent that any default referred to in the preceding provisions of this
Section 8.01(f) is cured or duly waived by the required holders of the applicable Indebtedness, such default shall cease to be an Event of Default hereunder, unless and except to the extent that Administrative Agent has theretofore exercised remedies hereunder pursuant to Section 8.02), or Borrower is unable or admits in writing its inability to pay its debts as they mature; or

              (g) Any Loan Document, at any time after its execution and delivery and for any reason other than the agreement of Required Lenders or all Lenders, as may be required hereunder, or satisfaction in full of all the Obligations, ceases to be in full force and effect or is declared by a court of competent jurisdiction to be null and void, invalid or unenforceable in any material respect; or Borrower denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or

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              (h) (i) A final non-appealable judgment against Borrower or any of its Significant Subsidiaries is entered for the payment of money (which is not covered by insurance) in excess of the Threshold Amount, or any non-monetary
final  judgment  is  entered   against   Borrower  or  any  of  its  Significant
Subsidiaries which has a Material Adverse Effect if, in each case, such judgment remains unsatisfied without procurement of a stay of execution for (A) 30 calendar days after the date of entry of such judgment or, (B) if earlier, five days prior to the date of any possible execution sale, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated, stayed or fully bonded within 30 calendar days after its issue or levy; or

              (i) Borrower or any of its Significant Subsidiaries institutes or consents to the institution of any proceeding under Debtor Relief Laws, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of that Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under Debtor Relief Laws relating to any such Person or to all or any part of its property is instituted without the consent of that Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

              (j) There occurs any Change of Control.

         8.02 Remedies Upon Event of Default. Without limiting any other rights or remedies of Administrative Agent or Lenders provided for elsewhere in this Agreement, or the other Loan Documents, or by applicable Law, or in equity, or otherwise:

              (a) Upon the occurrence, and during the continuance, of any Event of Default other than an Event of Default described in Section 8.01(i), Administrative Agent may (and, subject to the terms of Section 9, shall upon the request of Required Lenders) terminate the Commitments and/or declare all or any part of the unpaid principal of all Loans, all interest accrued and unpaid thereon and all other amounts payable under the Loan Documents to be immediately due and payable, whereupon the same shall become and be immediately due and payable, without protest, presentment, notice of dishonor, demand or further notice of any kind, all of which are expressly waived by Borrower.

              (b) Upon the  occurrence  of any  Event of  Default  described  in
Section 8.01(i):

                  (i) The Commitments and all other obligations of Administrative Agent or Lenders shall automatically terminate without notice to or demand upon Borrower, which are expressly waived by Borrower; and

                  (ii) The unpaid principal of all Loans, all interest accrued and unpaid thereon and all other amounts payable under the Loan
         Documents shall be immediately due and payable, without protest, presentment, notice of dishonor, demand or further notice of any kind, all of which are expressly waived by Borrower.

              (c) Upon the occurrence of any Event of Default, Administrative Agent may proceed to protect, exercise and enforce against Borrower the rights and remedies of Administrative Agent and Lenders under the Loan Documents and such other rights and remedies as are provided by Law or equity.

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              (d) The  order  and  manner in which  Administrative  Agent's  and
Lenders' rights and remedies are to be exercised shall be determined by Administrative Agent or Required Lenders in their sole and absolute discretion. Regardless of how a Lender may treat payments for the purpose of its own accounting, for the purpose of computing the Obligations hereunder, payments received during the existence of an Event of Default shall be applied first, to costs and expenses (including Attorney Costs) incurred by Administrative Agent and each Lender (to the extent that each Lender has a right to reimbursement thereof pursuant to the Loan Documents), second, to the payment of accrued and
unpaid   interest  on  the  Obligations  to  and  including  the  date  of  such application, third, to the payment of, or as cash collateral for, the unpaid principal of the Obligations, and fourth, to the payment of all other amounts (including fees) then owing to Administrative Agent and Lenders under the Loan Documents, in each case paid pro rata to each Lender in the same proportions that the aggregate Obligations owed to each Lender under the Loan Documents bear to the aggregate Obligations owed under the Loan Documents to all Lenders, without priority or preference among Lenders. No application of payments will cure any Event of Default, or prevent acceleration, or continued acceleration, of amounts payable under the Loan Documents, or prevent the exercise, or continued exercise, of rights or remedies of Administrative Agent and Lenders hereunder or thereunder, at Law or in equity.

                                   SECTION 9.
                              ADMINISTRATIVE AGENT

         9.01 Appointment and Authorization of Administrative Agent. Each Lender hereby irrevocably (subject to Section 9.09) appoints, designates and authorizes Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

         9.02 Delegation of Duties. Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

         9.03 Liability of Administrative Agent. No Administrative Agent-Related Person shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or
(ii) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by Borrower or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate,

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report,  statement or other document referred to or provided for in, or received by Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Administrative Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of Borrower or any Subsidiary or Affiliate thereof.

         9.04 Reliance by Administrative Agent.

              (a) Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrower), independent accountants and other experts selected by Administrative Agent. Administrative Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of Required Lenders or all Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of Required Lenders or all Lenders, if required hereunder, and such request and any action taken or failure to act pursuant thereto shall be binding upon all Lenders and participants. Where this Agreement expressly permits or prohibits an action unless Required Lenders or all Lenders otherwise determine, and in all other instances, Administrative Agent may, but shall not be required to, initiate any solicitation for the consent or a vote of Lenders.

              (b) For purposes of  determining  compliance  with the  conditions specified in Section 4.01, absent Requisite Notice by such Lender to Administrative Agent to the contrary, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by Administrative Agent to each Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender.

         9.05 Notice of Default. Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to Administrative Agent for the account of Lenders, unless Administrative Agent shall have received written notice from a Lender or Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." Administrative Agent will notify Lenders of its receipt of any such notice. Administrative Agent shall take such action with respect to such Default or Event of Default as may be directed by Required Lenders in accordance with Section 8; provided, however, that unless and until Administrative Agent has received any such direction, Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of Lenders.

         9.06 Credit  Decision;  Disclosure  of  Information  by  Administrative
Agent.   Each  Lender  and  participant   acknowledges  that  no  Administrative
Agent-Related  Person has made any representation or

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




warranty to it, and that no act by Administrative Agent hereinafter taken, including any consent to and acceptance of any assignment or review of the affairs of Borrower or any of its Subsidiaries or Affiliates, shall be deemed to constitute any representation or warranty by any Administrative Agent-Related Person to any Lender or participant as to any matter, including whether Administrative Agent-Related Persons have disclosed material information in their possession. Each Lender, including any Lender by assignment, and each participant represents to Administrative Agent that it has, independently and without reliance upon any Administrative Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower and its Subsidiaries and Affiliates, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrower hereunder. Each Lender and participant also represents that it will, independently and without reliance upon any Administrative Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower and its Subsidiaries and Affiliates. Except for notices, reports and other documents expressly required to be furnished to Lenders by Administrative Agent herein (which shall include the notices, reports and other documents described in
Section 6.02), Administrative Agent shall not have any duty or responsibility to provide any Lender or participant with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of Borrower or any of its Subsidiaries or Affiliates which may come into the possession of any Administrative Agent-Related Person.

         9.07 Indemnification of Administrative Agent. Whether or not the transactions contemplated hereby are consummated, Lenders shall indemnify upon demand each Administrative Agent-Related Person (to the extent not reimbursed by or on behalf of Borrower and without limiting the obligation of Borrower to do
so), pro rata, and hold harmless each Administrative Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided, however, that no Lender shall be liable for the payment to any Administrative Agent-Related Person of any portion of such Indemnified Liabilities resulting from such Person's gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Lender shall reimburse Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that Administrative Agent is not reimbursed for such expenses by or on behalf of Borrower. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation of Administrative Agent.

         9.08 Administrative Agent in Individual Capacity. Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with Borrower and its Subsidiaries and Affiliates as though Bank of America were not Administrative Agent hereunder and without notice to or consent of Lenders. Lenders and participants acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding Borrower or its Affiliates (including information that may be subject to confidentiality obligations in favor of Borrower or such Affiliate) and acknowledge that Administrative Agent shall be under no obligation to provide such

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



information to them. With respect to its Loans, Bank of America shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not Administrative Agent.

         9.09  Resignation by  Administrative  Agent.  Administrative  Agent may
resign as Administrative Agent upon 30 days' notice to Lenders. If Administrative Agent resigns under this Agreement, Required Lenders shall appoint from among Lenders a successor administrative agent for Lenders which successor administrative agent shall be consented to by Borrower at all times other than during the existence of an Event of Default (which approval of Borrower shall not be unreasonably withheld or delayed). If no successor administrative agent is appointed prior to the effective date of the resignation of Administrative Agent, Administrative Agent may appoint, after consulting with Lenders and Borrower, a successor administrative agent from among Lenders (or, if no Lender is willing to act as successor administrative agent, among other commercial banks each having a combined capital and surplus of at least $1,000,000,000), which successor administrative agent shall be consented to by Borrower at all times other than during the existence of an Event of Default (which approval of Borrower shall not be unreasonably withheld or delayed). Upon the acceptance of its appointment as successor administrative agent hereunder, such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor administrative agent and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Section 9 and Sections 10.03 and
10.13 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and Lenders shall perform all of the duties of Administrative Agent hereunder until such time, if any, as Required Lenders appoint a successor agent as provided for above.

         9.10 Other Agents. None of Lenders (other than Bank of America) identified on the facing page or signature pages of this Agreement as having a title or role other than as a Lender shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of Lenders so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of Lenders so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

                                   SECTION 10.
                                  MISCELLANEOUS

         10.01 Amendments; Consents. No amendment, modification, supplement, extension, termination or waiver of any provision of this Agreement or any other Loan Document, no approval or consent thereunder, and no consent to any departure by Borrower therefrom shall be effective unless in writing signed by Borrower and Required Lenders and acknowledged by Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Notwithstanding the foregoing sentence, without the approval in writing of Borrower, Administrative Agent and each Lender affected thereby, no amendment, modification, supplement, termination, waiver, approval, or consent may be effective to:

              (a) Reduce the amount of principal of any Outstanding Obligations owed to such Lender;

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




              (b) Reduce the rate of interest payable on any Outstanding Obligations owed to such Lender or the amount or rate of any fee or other amount payable to such Lender under the Loan Documents, except that Required Lenders may waive or defer the imposition of the Default Rate;

              (c) Waive an Event of Default consisting of the failure of Borrower to pay when due principal, interest, any facility or utilization fee, or any other amount payable to such Lender under the Loan Documents;

              (d) Postpone any date scheduled for the payment of principal of, or interest on, any Loan or for the payment of any facility or utilization fee or for the payment of any other amount, in each case payable to such Lender under the Loan Documents, or extend the term of, or increase the amount of, such Lender's Commitment (it being understood that a waiver of any Event of Default not referred to in subsection (c) above shall require only the consent of Required Lenders) or modify the Pro Rata Share of such Lender (except as contemplated hereby);

              (e) Amend or waive the definition of "Required Lenders" or the provisions of this Section 10.01 or 10.06; or

              (f) Amend or waive any provision of this Agreement that expressly requires the consent or approval of such Lender;

provided, however, that (i) no amendment, waiver or consent shall, unless in writing and signed by Administrative Agent in addition to Required Lenders or each affected Lender, as the case may be, affect the rights or duties of Administrative Agent, and (ii) any fee letters may be amended, or rights or privileges thereunder waived, in a writing executed by the parties thereto. Any amendment, modification, supplement, termination, waiver or consent pursuant to this Section shall apply equally to, and shall be binding upon, all Lenders and Administrative Agent.

         10.02  Requisite  Notice;  Effectiveness  of Signatures  and Electronic
Mail.

              (a) Requisite Notice. Notices given in connection with any Loan Document shall be delivered to the intended recipient at the number and/or address set forth on the Administrative Questionnaire (or as otherwise specified from time to time by such recipient in writing to Administrative Agent) and shall be given by (i) irrevocable written notice or (ii) except as otherwise provided, irrevocable telephonic (not voicemail) notice. Such notices may be delivered, must be confirmed and shall be effective as follows:


Mode of Delivery                   Effective on earlier of actual receipt, and:
---------------------------------  --------------------------------------------
Mail                               Fourth Business Day after deposit in U.S.
                                   Mail, first class postage pre-paid

Courier or hand delivery           When signed for by recipient

Telephone (not voicemail)          When conversation completed (must be
                                   confirmed in writing)

Facsimile                          When confirmed by telephone (not voicemail)


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





Electronic Mail                    When delivered (usage subject to subsection
                                   (c) below)

provided,  however,  that notices delivered to Administrative  Agent pursuant to
Section 2 shall not be effective until actually received by Administrative Agent; provided, further, that Administrative Agent may require that any notice be confirmed or followed by a manually-signed hard copy thereof. Notices shall be in any form prescribed herein and, if sent by Borrower, shall be made by a Responsible Officer of Borrower. Notices delivered and, if required, confirmed in accordance with this subsection shall be deemed to have been delivered by Requisite Notice.

              (b) Effectiveness of Facsimile Documents and Signatures. Loan Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually-signed hard copies and shall be binding on Borrower, Administrative Agent and Lenders. Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed hard copy thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

              (c) Limited Usage of Electronic Mail. Electronic mail and internet and intranet websites may be used to distribute routine communications, such as financial statements and other information, and to distribute agreements and other documents to be signed by Administrative Agent, Lenders and Borrower. No other legally-binding and/or time-sensitive communication or Request for Extension of Credit may be sent by electronic mail without the consent of, or confirmation to, the intended recipient in each instance.

              (d) Reliance by Administrative Agent and Lenders. Administrative Agent and Lenders shall be entitled to rely and act upon any notices purportedly given by or on behalf of Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. Borrower shall indemnify Administrative Agent-Related Persons and Lenders from any loss, cost, expense or liability as a result of relying on any notices purportedly given by or on behalf of Borrower absent the gross negligence or willful misconduct of the Person seeking indemnification.

         10.03 Attorney Costs, Expenses and Taxes. Borrower agrees (a) to pay or reimburse Administrative Agent and Lead Arrangers for all reasonable costs and expenses incurred in connection with the development, preparation, negotiation and execution of the Loan Documents, and to pay or reimburse Administrative Agent for all reasonable costs and expenses incurred in connection with the development, preparation, negotiation and execution of any amendment, waiver, consent, supplement or modification to, any Loan Documents, and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs of Administrative Agent, and (b) to pay or reimburse Administrative Agent and each Lender for all costs and expenses incurred in connection with any restructuring, reorganization (including a bankruptcy reorganization) or enforcement or attempted enforcement of, or preservation of any rights under, any Loan Documents, and any other documents prepared in connection herewith or therewith, or in connection with any refinancing or restructuring of any such documents in the nature of a "workout" or of any insolvency or bankruptcy proceeding, including Attorney Costs. The agreements in this Section shall survive repayment of all Obligations.

                                              364-Day Revolving Credit Agreement

         10.04 Binding Effect; Assignment.

              (a) This Agreement and the other Loan Documents to which Borrower is a party will be binding upon and inure to the benefit of Borrower, Administrative Agent, Lenders and their respective successors and assigns, except that, Borrower may not, except as permitted by Section 7.03, assign its rights hereunder or thereunder or any interest herein or therein without the prior written consent of all Lenders and any such attempted assignment shall be void. Any Lender may at any time pledge its Note or any other instrument evidencing its rights as a Lender under this Agreement to a Federal Reserve Bank or, if such Lender is a fund, to any trustee or to any other representative of holders of obligations owed or securities issued by such fund as security for such obligations or securities, but no such pledge shall release such Lender from its obligations hereunder or grant to such Federal Reserve Bank or trust or other representative the rights of a Lender hereunder absent foreclosure of such pledge, and any transfer to any Person upon the enforcement of such pledge shall be subject to this Section 10.04.

              (b) From time to time following the Closing Date, each Lender may assign to one or more banks or other financial institutions, each having a combined capital and surplus of at least $250,000,000 (such qualifications being subject to waiver by Borrower and Administrative Agent), all or any portion of its Commitment and/or Extensions of Credit; provided that (i) such assignment, if not to a Lender or an Affiliate of the assigning Lender, shall be consented to (which consents shall not be unreasonably withheld) by Borrower at all times other than during the existence of an Event of Default and by Administrative Agent, (ii) a copy of a duly signed and completed Assignment and Acceptance shall be delivered to Administrative Agent, (iii) except in the case of an assignment (A) to an Affiliate of the assigning Lender or to another Lender or
(B) of the entire remaining Commitment of the assigning Lender, the portion of the Commitment assigned shall not be less than the Minimum Amount therefor, and
(iv) the effective date of any such assignment shall be as specified in the Assignment and Acceptance, but not earlier than the date which is five Business Days after the date Administrative Agent has received the Assignment and Acceptance. Upon obtaining any consent required as set forth in the prior sentence, any forms required by Section 10.20 and payment of the requisite fee described below, the assignee named therein shall be a Lender for all purposes of this Agreement to the extent of the Assigned Interest (as defined in such Assignment and Acceptance), and, except for rights and obligations which by their terms survive termination of any Commitments, the assigning Lender shall be released from any further obligations under this Agreement to the extent of such Assigned Interest. Upon request, Borrower shall execute and deliver new or replacement Notes to the assigning Lender and the assignee Lender to evidence Loans made by them. Administrative Agent's consent to any assignment shall not be deemed to constitute any representation or warranty by any Administrative Agent-Related Person as to any matter. Administrative Agent shall record the information contained in the Assignment and Acceptance in the Register.

              (c) After receipt of a completed Assignment and Acceptance, and receipt of an assignment fee of $3,500 from such assignee and/or such assigning Lender (including in the case of assignments to Affiliates of assigning Lenders), Administrative Agent shall, promptly following the effective date thereof, provide to Borrower and Lenders a revised Schedule 2.01 giving effect thereto.

              (d) Each Lender may from time to time, without the consent of any other Person, grant participations to one or more other Persons (including another Lender) in all or any portion of its Pro Rata Share of its Commitment and/or Extensions of Credit; provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating bank or other financial institution shall not be a Lender hereunder for any purpose except, if the participation agreement so provides,

                                              364-Day Revolving Credit Agreement
for the purposes of the increased cost provisions of Section 3 (but only to the extent that the cost of such benefits to Borrower does not exceed the cost which Borrower would have incurred in respect of such Lender absent the participation) and for purposes of Section 10.06, (iv) Borrower, Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and
(v) the consent of the holder of such participation interest shall not be required for amendments or waivers of provisions of the Loan Documents; provided however, that the assigning Lender may, in any agreement with a participant, give such participant the right to consent (as between the assigning Lender and such participant) to any matter which (A) extends the Maturity Date as to such participant or any other date upon which any payment of money is due to such participant, (B) reduces the rate of interest owing to such participant or any fee or any other monetary amount owing to such participant, or (C) reduces the amount of any scheduled payment of principal owing to such participant. Any Lender that sells a participation to any Person that is a "foreign corporation, partnership or trust" within the meaning of the Code shall include in its participation agreement with such Person a covenant by such Person that such Person will comply with the provisions of Section 10.20 as if such Person were a Lender and provide that Administrative Agent and Borrower shall be third party beneficiaries of such covenant. Each Lender that sells or grants a participation shall (a) withhold or deduct from each payment to the holder of such participation the amount of any tax required under applicable law to be withheld or deducted from such payment and not withheld or deducted therefrom by Borrower or Administrative Agent, (b) pay the tax so withheld or deducted by it to the appropriate taxing authority in accordance with applicable law and (c) indemnify Borrower and Administrative Agent for any losses, cost and expenses that they may incur as a result of any failure to so withhold or deduct and pay such tax.

         10.05 Set-off. In addition to any rights and remedies of Administrative Agent and Lenders or any assignee of any Lender or any Affiliate thereof (each, a "Proceeding Party") provided by law, upon the occurrence and during the continuance of any Event of Default, each Proceeding Party is authorized at any time and from time to time, without prior notice to Borrower, any such notice being waived by Borrower to the fullest extent permitted by law, to proceed directly, by right of set-off, banker's lien or otherwise, against any assets of Borrower which may be in the hands of such Proceeding Party (including all general or special, time or demand, provisional or other deposits and other indebtedness owing by such Proceeding Party to or for the credit or the account of Borrower) and apply such assets against the Obligations then due and payable, irrespective of whether such Proceeding Party shall have made any demand therefor. Each Lender agrees promptly to notify Borrower and Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

         10.06 Sharing of Payments. Each Lender severally agrees that if it, through the exercise of any right of setoff, banker's lien or counterclaim against Borrower or otherwise, receives payment of the Obligations held by it of a type owed ratably to the various Lenders that is ratably more than any other Lender receives in payment of those Obligations held by such other Lender, then, subject to applicable Laws, (a) such Lender exercising the right of setoff, banker's lien or counterclaim or otherwise receiving such payment shall purchase, and shall be deemed to have simultaneously purchased, from the other Lender a participation in the Obligations held by the other Lender and shall pay to the other Lender a purchase price in an amount so that the share of the
Obligations held by each Lender after the exercise of the right of setoff, banker's lien or counterclaim or receipt of payment shall be in the same proportion that existed prior to the exercise of the right of setoff, banker's lien or counterclaim or receipt of payment; and (b) such other adjustments and purchases of participations shall be made from time to time as shall be equitable to ensure that all Lenders share any payment obtained in respect of the Obligations ratably in accordance with each Lender's share of the Obligations immediately prior to, and without taking into account, the payment;

                                              364-Day Revolving Credit Agreement
provided that, if all or any portion of a disproportionate payment obtained as a result of the exercise of the right of setoff, banker's lien, counterclaim or otherwise is thereafter recovered from the purchasing Lender by Borrower or any Person claiming through or succeeding to the rights of Borrower, the purchase of a participation shall be rescinded and the purchase price thereof shall be restored to the extent of the recovery, but without interest. Each Lender that purchases a participation in the Obligations pursuant to this Section shall from and after the purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased. Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in an Obligation so purchased may exercise any and all rights of setoff, banker's lien or counterclaim with respect to the participation as fully as if Lender were the original owner of the Obligation purchased.

         10.07 No Waiver; Cumulative Remedies.

              (a) No failure by any Lender or Administrative Agent to exercise, and no delay by any Lender or Administrative Agent in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under any Loan Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

              (b) The rights, remedies, powers and privileges herein or therein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law. Any decision by Administrative Agent or any Lender not to require payment of any interest (including interest at the Default Rate), fee, cost or other amount payable under any Loan Document or to calculate any amount payable by a particular method on any occasion shall in no way limit or be deemed a waiver of Administrative Agent's or such Lender's right to require full payment thereof, or to calculate an amount payable by another method that is not inconsistent with this Agreement, on any other or subsequent occasion.

              (c) Except with respect to Section 9.09, the terms and conditions of Section 9 are for the sole benefit of Administrative Agent and Lenders.

         10.08 Usury. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the "Maximum Rate"). If Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excessive interest shall be applied to the principal of the Outstanding Obligations or, if it exceeds the unpaid principal, refunded to Borrower. In determining whether the interest contracted for, charged or received by Administrative Agent or any Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate and spread, in equal or unequal parts, the total amount of interest throughout the contemplated term of the Obligations.

         10.09 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         10.10 Integration. This Agreement, together with the other Loan Documents and any letter agreements referred to herein, comprises the complete and integrated agreement of the parties regarding the


                                              364-Day Revolving Credit Agreement
subject matter hereof and supersedes all prior agreements, written or oral, on the subject matter hereof. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control and govern; provided that the inclusion of supplemental rights or remedies in favor of Administrative Agent or Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof. THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BY SUCH PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN SUCH PARTIES.

         10.11 Nature of Lenders' Obligations. Nothing contained in this Agreement or any other Loan Document and no action taken by Administrative Agent or Lenders or any of them pursuant hereto or thereto may, or may be deemed to, make Lenders a partnership, an association, a joint venture or other entity, either among themselves or with Borrower or any Subsidiary or Affiliate of Borrower. Each Lender's obligation to make any Extension of Credit pursuant hereto is several and not joint or joint and several. A default by any Lender will not increase the Pro Rata Share attributable to any other Lender.

         10.12 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document shall survive the execution and delivery thereof. Such representations and warranties have been or will be relied upon by Administrative Agent and each Lender, notwithstanding any investigation made by Administrative Agent or any Lender or on their behalf.

         10.13 Indemnity by Borrower.

              (a) Whether or not the transactions contemplated hereby are consummated, Borrower agrees to indemnify, save and hold harmless each Administrative Agent-Related Person and each Lender and their respective Affiliates, directors, officers, agents, attorneys and employees (collectively the "Indemnitees") from and against: (i) any and all claims, demands, actions or causes of action that are asserted against any Indemnitee by any Person (other than Administrative Agent or any Lender) relating directly or indirectly to a claim, demand, action or cause of action that such Person asserts or may assert against Borrower, any of its Affiliates or any of its officers or directors;
(ii) any and all claims, demands, actions or causes of action arising out of or relating to the Loan Documents, the Commitments, the use or contemplated use of the proceeds of any Extension of Credit, or the relationship of Borrower, Administrative Agent and Lenders under this Agreement; (iii) any administrative or investigative proceeding by any Governmental Authority arising out of or related to a claim, demand, action or cause of action described in subsection
(i) or (ii) above; and (iv) any and all liabilities (including liabilities under indemnities), losses, costs or expenses (including Attorney Costs (limited to one law firm for Lenders unless Lenders have differing interests or defenses that preclude the engagement of one law firm to represent Lenders)) that any Indemnitee suffers or incurs as a result of the assertion of any foregoing claim, demand, action, cause of action or proceeding, or as a result of the preparation of any defense in connection with any foregoing claim, demand, action, cause of action or proceeding, in all cases, including settlement costs incurred with the prior written consent of Borrower (which consent shall not be unreasonably withheld), whether or not arising out of the negligence of an Indemnitee, and whether or not an Indemnitee is a party to such claim, demand, action, cause of action or proceeding (all the foregoing, collectively, the "Indemnified Liabilities"); provided that no Indemnitee shall


                                              364-Day Revolving Credit Agreement
be entitled to indemnification for any loss caused by its own gross negligence or willful misconduct. The agreements in this Section shall survive repayment of all Obligations.

         10.14 Nonliability of Lenders. Borrower acknowledges and agrees that:

              (a) Any inspections of any property of Borrower made by or through Administrative Agent or Lenders are for purposes of administration of the Loan Documents only, and Borrower is not entitled to rely upon the same (whether or not such inspections are at the expense of Borrower);

              (b) By accepting or approving anything required to be observed, performed, fulfilled or given to Administrative Agent or Lenders pursuant to the Loan Documents, neither Administrative Agent nor Lenders shall be deemed to have warranted or represented the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof, and such acceptance or approval thereof shall not constitute a warranty or representation to anyone with respect thereto by Administrative Agent or Lenders;

              (c) The relationship between Borrower and Administrative Agent and
Lenders is, and shall at all times remain, solely that of borrower and lenders; neither Administrative Agent nor any Lender shall under any circumstance be deemed to be in a relationship of confidence or trust or a fiduciary relationship with Borrower or its Affiliates, or to owe any fiduciary duty to Borrower or its Affiliates; neither Administrative Agent nor any Lender undertakes or assumes any responsibility or duty to Borrower or its Affiliates to select, review, inspect, supervise, pass judgment upon or inform Borrower or its Affiliates of any matter in connection with their property or the operations of Borrower or its Affiliates; Borrower and its Affiliates shall rely entirely upon their own judgment with respect to such matters; and any review, inspection, supervision, exercise of judgment or supply of information undertaken or assumed by Administrative Agent or any Lender in connection with such matters is solely for the protection of Administrative Agent and Lenders and neither Borrower nor any other Person is entitled to rely thereon; and

              (d) Neither Administrative Agent nor any Lender shall be responsible or liable to any Person for any loss, damage, liability or claim of any kind relating to injury or death to Persons or damage to property caused by the actions, inaction or negligence of Borrower and/or its Affiliates and Borrower hereby indemnifies and holds Administrative Agent and Lenders harmless from any such loss, damage, liability or claim.

         10.15 No Third Parties Benefitted. This Agreement is made for the purpose of defining and setting forth certain obligations, rights and duties of Borrower, Administrative Agent and Lenders in connection with the Extensions of Credit, and is made for the sole benefit of Borrower, Administrative Agent and Lenders, and Administrative Agent's and Lenders' successors and permitted assigns. Except as provided in Sections 10.04 and 10.13, no other Person shall have any rights of any nature hereunder or by reason hereof.

         10.16 Severability. Any provision of the Loan Documents that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective and severable to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Administrative
Agent, Lenders and Borrower agree to negotiate, in good faith, the terms of a replacement provision as similar to the severed provision as may be possible and be legal, valid, and enforceable.

                                              364-Day Revolving Credit Agreement

         10.17 Confidentiality. Administrative Agent and each Lender shall use any confidential non-public information concerning Borrower and its Subsidiaries and Affiliates that is furnished to Administrative Agent or such Lender by or on behalf of Borrower and its Subsidiaries in connection with the Loan Documents (collectively, "Confidential Information") solely for the purpose of administering and enforcing the Loan Documents, and it will hold the Confidential Information in confidence. Notwithstanding the foregoing, Administrative Agent and each Lender may disclose Confidential Information (a) to their affiliates or any of their or their affiliates' directors, officers, employees, auditors, counsel, advisors, or representatives (collectively, the "Representatives") who need to know such information for the purposes set forth in this Section and who have been advised of and acknowledge their obligation to keep such information confidential in accordance with this Section, (b) to any bank or financial institution or other entity to which such Lender has assigned or desires to assign an interest or participation in the Loan Documents or the Obligations, provided that any such foregoing recipient of such Confidential Information agrees to keep such Confidential Information confidential as specified herein, (c) to any governmental agency or regulatory body having or claiming to have authority to regulate or oversee any aspect of Administrative Agent's or such Lender's business or that of their Representatives in connection with the exercise of such authority or claimed authority, (d) to the extent necessary or appropriate to enforce any right or remedy or in connection with any claims asserted by or against Administrative Agent or such Lender or any of their Representatives, and (e) pursuant to any subpoena or any similar legal process. For purposes hereof, the term "Confidential Information" shall not include information that (x) is in Administrative Agent's or a Lender's possession prior to its being provided by or on behalf of Borrower or any of its Subsidiaries or Affiliates, provided that such information is not known by Administrative Agent or such Lender to be subject to another confidentiality agreement with, or other legal or contractual obligation of confidentiality to, Borrower or any of its Subsidiaries or Affiliates, (y) is or becomes publicly available (other than through a breach hereof by Administrative Agent or such Lender), or (z) becomes available to Administrative Agent or such Lender on a nonconfidential basis, provided that the source of such information was not known by Administrative Agent or such Lender to be bound by a confidentiality agreement or other legal or contractual obligation of confidentiality with respect to such information.

         10.18 Headings. Section headings in this Agreement and the other Loan Documents are included for convenience of reference only and are not part of this Agreement or the other Loan Documents for any other purpose.

         10.19  Time  of the  Essence.  Time  is of  the  essence  of  the  Loan
Documents.

         10.20 Foreign Lenders. Each Lender organized under the Laws of a jurisdiction outside the United States, on or prior to the Closing Date in the case of each Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by Borrower or Administrative Agent (but only so long as such Lender remains lawfully able to do so), shall provide Borrower and Administrative Agent with (i) if such Lender is a "bank" within the meaning of Section 881(c)(3)(A) of the Code, IRS Form 1001 or 4224, as appropriate, or any successor form prescribed by the IRS, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to the Loan Documents is effectively connected with the conduct of a trade or business in the United States, or (ii) if such Lender is not a "bank" within the meaning of
Section 881(c)(3)(A) of the Code and intends to claim an exemption from United States withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest,"

                                              364-Day Revolving Credit Agreement

IRS Form W-8, or any successor form prescribed by the IRS, and a certificate representing that such Lender is not a bank for purposes of Section 881(c) of the Code, is not a ten-percent shareholder (within the meaning of Section
871(h)(3)(B) of the Code) of Borrower, and is not a controlled foreign corporation related to Borrower (within the meaning of Section 864(d)(4) of the
Code). Thereafter and from time to time, each such Person shall (a) promptly submit to Administrative Agent such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to Borrower and Administrative Agent of any available exemption from or reduction of, United States withholding taxes in respect of all payments to be made to such Person by Borrower pursuant to this Agreement,
(b) promptly notify Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (c) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws that Borrower make any deduction or withholding for taxes from amounts payable to such Person. If such Person fails to deliver the above forms or other documentation, then Administrative Agent may withhold from any interest payment to such Person an amount equivalent to the applicable withholding tax imposed by Sections 1441 and 1442 of the Code, without reduction. If any Governmental Authority asserts that Administrative Agent did not properly withhold any tax or other amount from payments made in respect of such Person, such Person shall indemnify Administrative Agent therefor, including all penalties and interest, any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, and costs and expenses (including Attorney Costs) of Administrative Agent. The obligation of Lenders under this Section shall survive the payment of all Obligations and the resignation of Administrative Agent.

         10.21 Removal and Replacement of Lenders.

              (a) Under any circumstances set forth in this Agreement providing that Borrower shall have the right (or, in the case of Section 2.10(a), obligation) to remove or replace a Lender as a party to this Agreement, Borrower may (or, in the case of Section 2.10(a), shall), upon notice to such Lender and Administrative Agent, remove such Lender by (i) non ratably terminating such Lender's Commitment and/or (ii) causing such Lender to assign its Commitment pursuant to Section 10.04(b) to one or more other Lenders or permitted assignees procured by Borrower. Borrower shall, in the case of a termination of such Lender's Commitment pursuant to clause (i) preceding, (y) pay in full all principal, interest, fees and other amounts owing to such Lender through the date of termination (including any amounts payable pursuant to Section 3), and
(z) release such Lender from its obligations under the Loan Documents from and after the date of termination. Any such Lender whose Commitment is being assigned shall execute and deliver an Assignment and Acceptance covering such Lender's Commitment. Borrower shall, in the case of an assignment pursuant to clause (ii) preceding, cause to be paid the assignment fee payable to Administrative Agent pursuant to Section 10.04(c). Administrative Agent shall distribute an amended Schedule 2.01, which shall be deemed incorporated into this Agreement, to reflect adjustments to Lenders and their Commitments.

              (b) This section shall supercede any provisions in Section 10.01 to the contrary.

         10.22 Governing Law.

              (a) THE LOAN DOCUMENTS HAVE BEEN ENTERED INTO PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND THE LOAN DOCUMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS


                                              364-Day Revolving Credit Agreement

OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT ADMINISTRATIVE AGENT AND EACH LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

              (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT,
BORROWER, ADMINISTRATIVE AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW. BORROWER, ADMINISTRATIVE AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. BORROWER, ADMINISTRATIVE AGENT AND EACH LENDER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY THE MAILING OF COPIES THEREOF BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, POSTAGE PREPAID, TO ITS ADDRESS SPECIFIED HEREIN, OR BY ANY OTHER MEANS PERMITTED BY THE LAWS OF THE STATE OF NEW YORK.

         10.23 Waiver of Right to Trial by Jury. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

                     [REMAINDER OF PAGE INTENTIONALLY BLANK.
                            SIGNATURE PAGE FOLLOWS.]


                                              364-Day Revolving Credit Agreement

         Signature Page to that certain 364-Day Revolving Credit Agreement dated as of the date first set forth above, among Comcast Cable Communications, Inc., as Borrower, each Lender, and Bank of America, N.A., as Administrative Agent.




                              COMCAST CABLE COMMUNICATIONS, INC.,
                              as Borrower


                              By: /s/ Kenneth Mikalauskas
                                  ----------------------------------------------
                                  Kenneth Mikalauskas, Vice President/Assistant Treasurer

              SIGNATURE PAGE FOR 364-DAY REVOLVING CREDIT AGREEMENT

         Signature Page to that certain 364-Day Revolving Credit Agreement dated as of the date first set forth above, among Comcast Cable Communications, Inc., as Borrower, each Lender, and Bank of America, N.A., as Administrative Agent.



                              BANK OF AMERICA, N.A., as Administrative Agent and as a Lender


                              By:
                                  ----------------------------------------------
                                  Todd  Shipley, Managing Director



              SIGNATURE PAGE FOR 364-DAY REVOLVING CREDIT AGREEMENT

         Signature Page to that certain 364-Day Revolving Credit Agreement dated as of the date first set forth above, among Comcast Cable Communications, Inc., as Borrower, each Lender, and Bank of America, N.A., as Administrative Agent.



                              Name of Lender:




                              By:
                                       -----------------------------------------
                              Name:
                                       -----------------------------------------
                              Title:
                                       -----------------------------------------

              SIGNATURE PAGE FOR 364-DAY REVOLVING CREDIT AGREEMENT

         Signature Page to that certain 364-Day Revolving Credit Agreement dated as of the date first set forth above, among Comcast Cable Communications, Inc., as Borrower, each Lender, and Bank of America, N.A., as Administrative Agent.



                              Name of Lender:




                              By:
                                       -----------------------------------------
                              Name:
                                       -----------------------------------------
                              Title:
                                       -----------------------------------------


                              By:
                                       -----------------------------------------
                              Name:
                                       -----------------------------------------
                              Title:
                                       -----------------------------------------



              SIGNATURE PAGE FOR 364-DAY REVOLVING CREDIT AGREEMENT

                                    EXHIBIT A

                     FORM OF REQUEST FOR EXTENSION OF CREDIT

                                                       Date: ____________, 200__

To:      Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

         Reference is made to that certain 364-Day Revolving Credit Agreement dated as of August 24, 2000, among Comcast Cable Communications, Inc., a Delaware corporation ("Borrower"), Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined).

         The undersigned Responsible Officer hereby requests (select one):

         [__]  A Borrowing of Loans      [__]  A Conversion or Continuation
                                               of Loans

         1.  On ________________________________________ (a Business Day).

         2.  In the amount of $_______________________.

         3.  Comprised of ____________________________________.
                               [type of Loan requested]

         4.  For Eurodollar Rate Loans:  with an Interest Period of ___  months.

         The foregoing request complies with the requirements of Sections 2.01 and 2.02 of the Agreement. If the requested Extension of Credit is a Borrowing of Loans, the undersigned hereby certifies that the following statements will be true on the date of the requested Extension of Credit:

         (a) The representations and warranties of Borrower contained in Sections 5.01, 5.02 and 5.03 of the Agreement are correct in all material respects; and

         (b) no Default or Event of Default exists or will result from the requested Extension of Credit.

                                COMCAST CABLE COMMUNICATIONS, INC.


                                By:
                                     -------------------------------------------
                                Name:
                                       -----------------------------------------
                                Title:
                                        ----------------------------------------

                             Exhibit A to the 364-Day Revolving Credit Agreement

                                    EXHIBIT B

                         FORM OF COMPLIANCE CERTIFICATE

                                    Financial Statement Date: ____________, 200_

To:      Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain 364-Day Revolving Credit Agreement dated as of August 24, 2000, among Comcast Cable Communications, Inc., a Delaware corporation ("Borrower"), Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined).

         The undersigned Responsible Officer hereby certifies as of the date hereof that he is the ____________ of Borrower, and that, as such, he is authorized to execute and deliver this Certificate to Administrative Agent on the behalf of Borrower, and that:

            [Use following for fiscal year-end financial statements]

         1. Attached hereto as Annex 1 are the year-end audited financial statements required by Section 6.01(a) of the Agreement for the fiscal year of Borrower ended as of the above date, together with the report and opinion of independent certified public accountants required by such section.

           [Use following for fiscal quarter-end financial statements]

         1. Attached hereto as Annex 1 are the unaudited financial statements required by Section 6.01(b) of the Agreement for the fiscal quarter of Borrower ended as of the above date. Such financial statements fairly present the financial condition, results of operations and changes in financial position of Borrower and its Subsidiaries in accordance with GAAP as at such date and for such periods, subject only to pro forma adjustments and normal year-end audit adjustments and the absence of footnotes.

         2. The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his supervision, a detailed review of the transactions and conditions (financial or otherwise) of Borrower during the accounting period covered by the attached financial statements.

         3. A review of the activities of Borrower during such fiscal period has been made under my supervision with a view to determining whether during such fiscal period Borrower performed and observed its Obligations under the Loan Documents, and

                                  [select one:]

         [to the best knowledge of the undersigned during such fiscal period, Borrower performed and observed each covenant and condition of the Loan Documents applicable to it.]


                             Exhibit B to the 364-Day Revolving Credit Agreement

                                     --or--

         [the following covenants or conditions have not been performed or observed and the following is a list of each such Default or Event of Default and its nature and status:]

         4. The financial covenant analyses and information set forth on Annex 2 attached hereto are true and accurate. Such analyses and information set forth the necessary adjustments to exclude the Indebtedness, EBITDA and Interest Expense attributed to Unrestricted Subsidiaries and give pro forma effect (in accordance with Section 1.07 of the Agreement) to Material Acquisitions and Material Dispositions made during the period covered thereby.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate as of _______________, 200_.

                                       COMCAST CABLE COMMUNICATIONS, INC.


                                       By:
                                            ------------------------------------
                                       Name:
                                              ----------------------------------
                                       Title:
                                               ---------------------------------




                             Exhibit B to the 364-Day Revolving Credit Agreement

                                     ANNEX 1

                              FINANCIAL STATEMENTS











                             Exhibit B to the 364-Day Revolving Credit Agreement

                       For the Quarter/Year ended ___________________, 200_ ("Statement Date")

                                                       ANNEX 2
                                            to the Compliance Certificate
                                                    ($ in 000's)

I.       Section 7.07(a) - Interest Coverage Ratio.

         A. Consolidated EBITDA for two consecutive fiscal quarters ending on Statement Date ("Subject Two Quarters"):

                  1.       Consolidated net income for Subject Two Quarters
                           (excluding gains and losses from unusual or extraordinary
                           items and interest income):                                                $____________

                  2.       Consolidated Interest Expense for Subject Two Quarters:                    $____________

                  3.       Provision for income or gross receipts taxes for Subject
                           Two Quarters:                                                              $____________

                  4.       Depreciation expense for Subject Two Quarters:                             $____________

                  5.       Amortization expense for Subject Two Quarters:                             $____________

                  6.       Other non-cash charges to income for Subject Two Quarters:                 $____________

                  7.       Management and programming fees paid to Comcast Corporation or any of its wholly-owned Subsidiaries other than Borrower or
                           any Restricted Subsidiary during Subject Two Quarters:                     $____________

                  8.       Cash payments made in Subject Two Quarters in respect of
                           non-cash charges accrued during a prior period:                            $____________

                  9.       Consolidated EBITDA for Subject Two Quarters
                           (Lines I.A.1 + 2 + 3 + 4 + 5 + 6 + 7 - 8):                                 $____________

         B.       EBITDA of Unrestricted Subsidiaries for Subject Two Quarters:

                  1.       Net income of Unrestricted Subsidiaries for Subject Two
                           Quarters (excluding gains and losses from unusual or
                           extraordinary items and interest income):                                  $____________

                  2.       Interest Expense of Unrestricted Subsidiaries for Subject
                           Two Quarters:                                                              $____________

                  3.       Provision for income or gross receipts taxes of Unrestricted
                           Subsidiaries for Subject Two Quarters:                                     $____________

                                                                Exhibit B to the 364-Day Revolving Credit Agreement

                                                          1




                  4.       Depreciation expense of Unrestricted Subsidiaries for
                           Subject Two Quarters:                                                      $____________

                  5.       Amortization expense of Unrestricted Subsidiaries for
                           Subject Two Quarters:                                                      $____________

                  6.       Other non-cash charges to income of Unrestricted Subsidiaries
                           for Subject Two Quarters:                                                  $____________

                  7.       Management and programming fees paid by Unrestricted
                           Subsidiaries to Comcast Corporation or any of its wholly-
                           owned Subsidiaries other than Borrower or a Restricted
                           Subsidiary during Subject Two Quarters:                                    $____________

                  8.       Cash payments made by Unrestricted Subsidiaries in Subject
                           Two Quarters in respect of non-cash charges accrued during
                           a prior period:                                                            $____________

                  9.       EBITDA of Unrestricted Subsidiaries for Subject Two Quarters
                           (Lines I.B.1 + 2 + 3 + 4 + 5 + 6 + 7 - 8):                                 $____________

         C.       EBITDA of Borrower and Restricted Subsidiaries for Subject Two
                  Quarters  ((Line I.A.9) - (Line I.B.9)):                                            $____________

         D.       Annualized EBITDA of Borrower and Restricted Subsidiaries
                  (Line I.C times two (2)): $____________

         E.       Consolidated Interest Expense for Subject Two Quarters:                             $____________

         F.       Interest Expense of Unrestricted Subsidiaries for Subject Two Quarters:             $____________

         G.       Interest Expense of Borrower and Restricted Subsidiaries for Subject
                  Two Quarters ((Line I.E) - (Line I.F)):                                             $____________

         H.       Annualized Interest Expense of Borrower and Restricted Subsidiaries
                  (Line I.G times two (2)): $____________

         I.       Interest Coverage Ratio ((Line I.D) / (Line I.H)):                               ___________ to 1

                  Minimum required:                                                                       2.50 to 1

II.      Section 7.15(b) - Leverage Ratio.

         A.       Consolidated Indebtedness at Statement Date:                                        $____________

         B.       Indebtedness of Unrestricted Subsidiaries at Statement Date:                        $____________


                                                                Exhibit B to the 364-Day Revolving Credit Agreement

                                                          2




         C.       Consolidated Total Indebtedness at Statement Date:
                  (Line II.A) - (Line II.B)                                                           $____________

         D.       Annualized EBITDA of Borrower and Restricted Subsidiaries
                  (Line I.D):                                                                         $____________

         E.       Leverage Ratio ((Line II.C) / (Line II.D)):                                        _________ to 1

                  Maximum permitted:                                                                      5.50 to 1

                                                                Exhibit B to the 364-Day Revolving Credit Agreement

                                                          3

                                    EXHIBIT C

                                  FORM OF NOTE

                                                   _____________________, 200_

         FOR VALUE RECEIVED, the undersigned ("Borrower"), hereby promises to pay to the order of ("Lender"), on the date specified in the Agreement referred to below, the unpaid principal amount of Loans (as defined in the Agreement referred to below) made by Lender to Borrower under that certain 364-Day Revolving Credit Agreement dated as of August 24, 2000, among Borrower, Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined).

         Borrower promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as are specified in the Agreement. All payments of principal and interest shall be made to Administrative Agent at Administrative Agent's Office for the account of Lender in immediately available funds. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) at the per annum rate set forth in the Agreement.

         This Note is one of the "Notes" referred to in the Agreement. Reference is hereby made to the Agreement for rights and obligations of payment and prepayment, events of default and the right of Administrative Agent, on behalf of Lender, to accelerate the maturity hereof upon the occurrence of such events. Loans made by Lender shall be evidenced by one or more loan accounts or records maintained by Lender in the ordinary course of business. Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

         Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

         Borrower agrees to pay all collection expenses, court costs and Attorney Costs (whether or not litigation is commenced) which may be incurred by Administrative Agent or Lender in connection with the collection or enforcement of this Note.

         THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                                 COMCAST CABLE COMMUNICATIONS, INC.


                                 By:
                                      ------------------------------------------
                                 Name:
                                        ----------------------------------------
                                 Title:
                                         ---------------------------------------

                             Exhibit C to the 364-Day Revolving Credit Agreement

                                           LOANS AND PAYMENTS WITH RESPECT THERETO


                                                                           Amount of
                                                                           Principal        Outstanding
                                                           End of         or Interest        Principal
                       Type of         Amount of          Interest         Paid This          Balance          Notation
      Date            Loan Made        Loan Made           Period             Date           This Date          Made By
---------------------------------------------------------------------------------------------------------------------------

----------------- ----------------- ----------------  ----------------  ---------------- ------------------ ---------------

----------------- ----------------- ----------------  ----------------  ---------------- ------------------ ---------------

----------------- ----------------- ----------------  ----------------  ---------------- ------------------ ---------------

----------------- ----------------- ----------------  ----------------  ---------------- ------------------ ---------------

----------------- ----------------- ----------------  ----------------  ---------------- ------------------ ---------------

----------------- ----------------- ----------------  ----------------  ---------------- ------------------ ---------------

----------------- ----------------- ----------------  ----------------  ---------------- ------------------ ---------------

----------------- ----------------- ----------------  ----------------  ---------------- ------------------ ---------------

----------------- ----------------- ----------------  ----------------  ---------------- ------------------ ---------------

----------------- ----------------- ----------------  ----------------  ---------------- ------------------ ---------------

----------------- ----------------- ----------------  ----------------  ---------------- ------------------ ---------------

----------------- ----------------- ----------------  ----------------  ---------------- ------------------ ---------------


                                                                Exhibit C to the 364-Day Revolving Credit Agreement

                                    EXHIBIT D

                        FORM OF ASSIGNMENT AND ACCEPTANCE

                                                   _____________________, 200_

         Reference is made to that certain 364-Day Revolving Credit Agreement dated as of August 24, 2000, among Comcast Cable Communications, Inc., a Delaware corporation ("Borrower"), Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined). The assignor identified on the signature page hereto ("Assignor") and the assignee identified on the signature page hereto ("Assignee") agree as follows:

         1. (a) Subject to Paragraph 11, effective as of the date written on Annex 1 hereto (the "Effective Date"), Assignor irrevocably sells and assigns to Assignee without recourse to Assignor, and Assignee hereby irrevocably purchases and assumes from Assignor without recourse to Assignor, the interest described on Annex 1 hereto (the "Assigned Interest") in and to Assignor's rights and obligations under the Agreement.

         (b) From and after the Effective Date, (i) Assignee shall be a party under the Agreement and will have all the rights and obligations of a Lender for all purposes under the Loan Documents to the extent of the Assigned Interest and be bound by the provisions thereof, and (ii) Assignor shall relinquish its rights and be released from its obligations under the Agreement to the extent of the Assigned Interest. Assignor and/or Assignee, as agreed by Assignor and Assignee, shall deliver to Administrative Agent any applicable assignment fee required under Section 10.04(c) of the Agreement.

         2.  On  the  Effective  Date,  Assignee  shall  pay  to  Assignor,   in
immediately available funds, an amount equal to the purchase price of the Assigned Interest as agreed upon by Assignor and Assignee.

         3. Assignor and Assignee agree that all payments of principal, interest, fees and other amounts in respect of the Assigned Interest accruing from and after the Effective Date shall be for the account of Assignee, and all payments of such amounts in respect of the Assigned Interest accruing prior to the Effective Date shall remain for the account of Assignor. Assignor and Assignee hereby agree that if either receives any payment of such amounts which is for the account of the other, it shall hold the same in trust for such party and shall promptly pay the same to such party.

         4.       Assignor represents and warrants to Assignee that:

                  (a) Assignor is the legal and beneficial owner of the Assigned Interest, and the Assigned Interest is free and clear of any adverse claim;

                  (b) The Assigned Interest listed on Annex 1 accurately and completely sets forth the amount of all Outstanding Obligations relating to the Assigned Interest as of the Effective Date;

                  (c) It has the power and authority and the legal right to make, deliver and perform, and has taken all necessary action, to authorize the execution, delivery and performance of this Assignment and Acceptance, and any and all other documents delivered by it in connection herewith and to fulfill its obligations under, and to consummate the transactions contemplated by, this

                             Exhibit D to the 364-Day Revolving Credit Agreement

        Assignment and Acceptance and the Loan Documents, and no consent or authorization of, filing with, or other act by or in respect of any Governmental Authority, is required in connection in connection herewith or therewith; and

                  (d) This Assignment and Acceptance constitutes the legal, valid and binding obligation of Assignor.

         Assignor   makes  no   representation   or  warranty   and  assumes  no
responsibility with respect to the financial condition of Borrower or the performance by Borrower of its obligations under the Loan Documents, and assumes no responsibility with respect to any statements, warranties or representations made under or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document other than as expressly set forth above.

         5. Assignee represents and warrants to Assignor and Administrative Agent that:

            (a) It is eligible to purchase  the  Assigned  Interest  pursuant to
         Section 10.04 of the Agreement;

            (b) It has the power and authority and the legal right to make, deliver and perform, and has taken all necessary action, to authorize the execution, delivery and performance of this Assignment and
         Acceptance, and any and all other documents delivered by it in connection herewith and to fulfill its obligations under, and to consummate the transactions contemplated by, this Assignment and Acceptance and the Loan Documents, and no consent or authorization of, filing with, or other act by or in respect of any Governmental
         Authority,   is  required  in  connection  in  connection  herewith  or therewith;

            (c) This Assignment and Acceptance constitutes the legal, valid and binding obligation of Assignee;

            (d) Under applicable Laws no tax will be required to be withheld by Administrative Agent or Borrower with respect to any payments to be made to Assignee hereunder or under any Loan Document, and prior to or concurrently with Administrative Agent's receipt of this Assignment and Acceptance, Assignee has delivered to Administrative Agent any tax forms required by Section 10.20 of the Agreement; and

            (e) Assignee has received a copy of the Agreement, together with copies of the most recent financial statements delivered pursuant thereto, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance. Assignee has independently and without reliance upon Assignor or Administrative Agent and based on such information as Assignee has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Assignee will, independently and without reliance upon Administrative Agent or any Lender, and based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Agreement.

         6. Assignee appoints and authorizes Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Agreement, the other Loan Documents or any

                             Exhibit D to the 364-Day Revolving Credit Agreement
other instrument or document furnished pursuant hereto or thereto as are delegated to Administrative Agent by the terms thereof, together with such powers as are incidental thereto.

         7. If either Assignee or Assignor desires a Note to evidence its Loans, it shall request Administrative Agent to procure a Note from Borrower.

         8. Assignor and Assignee agree to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Assignment and Acceptance.

         9. This Assignment and Acceptance shall be binding upon and inure to the benefit of the parties and their respective successors and assigns; provided however, that Assignee shall not assign its rights or obligations hereunder without the prior written consent of Assignor and any purported assignment, absent such consent, shall be void.

         10. This Assignment and Acceptance may be executed by facsimile signatures with the same force and effect as if manually signed and may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the state specified in the Agreement.

         11. The effectiveness of the assignment described herein is subject to:

                  (a) If such consent is required by the Agreement, Assignor and Assignee obtaining the consent of Administrative Agent and Borrower to the assignment described herein. By delivering a copy of this Assignment and Acceptance to Administrative Agent, Assignor and Assignee hereby request any such required consent and request that Administrative Agent register Assignee as a Lender under the Agreement effective as of the Effective Date.

                  (b) Receipt by Administrative Agent of (or other arrangements acceptable to Administrative Agent with respect to) any applicable assignment fee referred to in Section 10.04(c) of the Agreement and any tax forms required by Section 10.20 of the Agreement.

         By signing below, Administrative Agent agrees to register Assignee as a Lender under the Agreement, effective as of the Effective Date with respect to the Assigned Interest and will adjust the registered Pro Rata Share of Assignor under the Agreement to reflect the assignment of the Assigned Interest.

         12. Attached hereto as Annex 2 is all contact, address, account and other administrative information relating to Assignee.


                             Exhibit D to the 364-Day Revolving Credit Agreement

         IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers.

                                             Assignor:




                                             By:
                                                  ------------------------------
                                             Name:
                                                    ----------------------------
                                             Title:
                                                     ---------------------------


                                             Assignee:

[__]  Tax forms required by
                                             -----------------------------------
      Section 10.20 of the Agreement
      included
                                             By:
                                                  ------------------------------
                                             Name:
                                                    ----------------------------
                                             Title:
                                                     ---------------------------

(Signatures continue)



                             Exhibit D to the 364-Day Revolving Credit Agreement

In accordance with and subject to Section 10.04 of the Credit Agreement, the undersigned consent to the foregoing assignment as of the Effective Date:

COMCAST CABLE COMMUNICATIONS, INC.


By:
     ------------------------------------------------
Name:
       -------------------------------------
Title:
        ---------------------------------------------


BANK OF AMERICA, N.A.,
as Administrative Agent


By:
     ------------------------------------------------
Name:
       -------------------------------------
Title:
        ---------------------------------------------


                             Exhibit D to the 364-Day Revolving Credit Agreement

                      ANNEX 1 TO ASSIGNMENT AND ACCEPTANCE

                              THE ASSIGNED INTEREST


Effective Date: ______________________



                      Amount of Outstanding Obligations
 Assigned Commitment              assigned               Assigned Pro Rata Share
--------------------------------------------------------------------------------
$                           $                                            %





                             Exhibit D to the 364-Day Revolving Credit Agreement

                      ANNEX 2 TO ASSIGNMENT AND ACCEPTANCE

                             ADMINISTRATIVE DETAILS

 (Assignee to list names of credit contacts, addresses, phone and facsimile numbers, electronic mail addresses and account and payment information)



                             Exhibit D to the 364-Day Revolving Credit Agreement

                                    EXHIBIT E

                     FORM OF OPINION OF COUNSEL TO BORROWER

August 24, 2000


To the Lenders party to the 364-Day Revolving Credit Agreement referred to below, and to Bank of America, N.A., as Administrative Agent thereunder

We have acted as counsel to Comcast Cable Communications, Inc., a Delaware corporation ("Borrower") in connection with the 364-Day Revolving Credit Agreement (the "Credit Agreement") dated as of August 24, 2000, among Borrower, the Lenders party thereto, and Bank of America, N.A., as Administrative Agent. Except as otherwise provided herein, terms defined in the Credit Agreement are used herein as defined therein. This opinion letter is being delivered pursuant to Section 4.01(a)(vi) of the Credit Agreement.

In rendering the opinions expressed below, we have examined the following agreements, instruments and other documents:

         (a)      the Credit Agreement;

         (b)      the Notes payable to Lenders requesting them; and

         (c) a good standing certificate issued by the Secretary of State of the State of Delaware on August 14, 2000 (the "Good Standing Certificate"), a certified copy of resolutions of the Board of Directors of the Borrower, dated August 11, 2000 (the "Resolutions"), a certified copy of the by-laws of the Borrower (the "Bylaws"), a certified copy of the Certificate of Incorporation of the Borrower issued by the Secretary of State of the State of Delaware on August 14, 2000 (the "Charter"), a Certificate of the Assistant Secretary of the Borrower, dated as of the date hereof, with the signatures of the authorized officers of the Borrower (the "Incumbency Certificate") and such records of the Borrower and such other documents as we have deemed necessary as a basis for the opinions expressed below.

The agreements and instruments referred to in the foregoing lettered clauses (a) and (b) are collectively referred to as the "Loan Documents."

In our examination, we have assumed the genuineness of all signatures (other than those of Borrower), the authenticity of all documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. When relevant facts were not independently established, we have relied upon statements of governmental officials and upon representations made in or pursuant to the Loan Documents and certificates of appropriate representatives of Borrower.

Based upon and subject to the foregoing and subject to the comments and qualifications hereto, and having considered such questions of law as we have deemed necessary as a basis for the opinions expressed below, we are of the opinion that:


                             Exhibit E to the 364-Day Revolving Credit Agreement

                  1. Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Borrower has all requisite corporate power and authority to carry on its business as now conducted as described in its most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (the "10-K").

                  2. Borrower has all requisite corporate power to execute, deliver, and perform its obligations under the Loan Documents.

                  3. The execution, delivery, and performance by Borrower of the Loan Documents have been duly authorized by all necessary corporate action on the part of Borrower.

                  4. Each Loan Document has been duly executed and delivered by Borrower.

                  5. The Loan Documents constitute the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws relating to or affecting the rights of creditors generally and except as the enforceability of the Loan Documents is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing.

                  6. The execution, delivery and performance by Borrower of the Loan Documents (a) will not violate any applicable Law or the Charter or Bylaws of Borrower or, to our knowledge, any order of any Governmental Authority, (b) to our knowledge, will not result in a default under any material indenture, agreement or other instrument binding upon Borrower or its assets, and (c) to our knowledge, will not result in the creation or imposition of any Lien on any asset of Borrower.

                  7. We have no knowledge of any litigation, investigation, or proceeding of or before an arbitrator or Governmental Authority now pending against or threatened against Borrower that, if determined adversely, has a Material Adverse Effect.

                  8. Borrower is not an "investment company" as defined in, or subject to registration under, the Investment Company Act of 1940.

                  9. Borrower is not a "holding company," or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Act of 1935.

Our opinions expressed above are limited to matters involving the Federal Laws of the United States of America, the laws of the Commonwealth of Pennsylvania, the laws of the State of New York and the corporate laws of the State of Delaware subject to the following.

         To the extent that this opinion is based on the laws of the State of New York, we have, with your permission, relied exclusively on the opinion of Howe & Addington LLP, a copy of which is attached hereto, and any opinion herein based on New York law is subject to the qualifications and limitations set forth in such opinion. Further, we express no opinion concerning (1) the effects of any local law and regulation, or (2) federal or state laws, rules

                             Exhibit E to the 364-Day Revolving Credit Agreement or regulations governing securities or "blue sky", antitrust or unfair competition, compliance with fiduciary duty, environmental liability, or any regulated aspect of the communications business, including without limitation, the Federal Communications Act.

When any opinion is subject to the qualification "to our knowledge" or words of similar import, it means that no one in the Primary Lawyer Group (as defined below) has actual knowledge of facts which are contrary to the opinion rendered, without having undertaken independent investigation or verification of any such facts. The words "actual knowledge" mean the conscious attention to such information by the Primary Lawyer Group. The phrase "Primary Lawyer Group" includes only attorneys who are currently members of or employed by this firm who have been involved in the preparation of this letter or involved in the representation of the Borrower in connection with the transaction that is the subject of this letter.

The opinions set forth above are subject to the following qualifications and limitations:

         (A) We have assumed the legal capacity of all individuals executing any of the Loan Documents.

         (B) We express no opinion as to the enforceability of any provisions in any Loan Document imposing penalties, forfeitures, late payment charges, prepayment premiums, or an increase in interest rate upon the occurrence of a default or an event of default to the extent the same are deemed to be unenforceable penalties.

         (C) We express no opinion as to the enforceability of any provision of any Loan Document which is intended to permit modification thereof only by means of any agreement in writing by the parties thereto;

         (D) We express no opinion as to the enforceability of provisions contained in any Loan Document which purport to constitute or provide for the waiver and release of any rights, claims, defenses, counterclaims or remedies of the Borrower to the extent such waiver or release may not be given under applicable law.

         (E) We express no opinion concerning the financial condition or solvency of the Borrower, nor do we express any opinion concerning the effect of any action, suit, proceeding, litigation or transaction (including, without limitation, the transactions contemplated in the Credit Agreement) upon either
(1) the financial condition of the Borrower or (2) any financial covenants which the Borrower may have agreed to in the Loan Documents.

         (F) We express no opinion as to the enforceability of any provision of any Loan Document to the extent such provision constitutes a waiver of illegality as a defense to performance of contract obligations.

         (G) The opinion set forth in the first sentence of paragraph 1 above is based on our review of the Good Standing Certificate. The opinions set forth in paragraphs 2 and 3 above are based on our review of the Charter, Bylaws, Resolutions and applicable law. The opinion set forth in paragraph 4 is based on our review of the Charter, Bylaws, Resolutions, Incumbency Certificate and applicable law. The opinions set forth in paragraphs 7 and 9 are based on our review of the 10-K and applicable law. The opinion set forth in paragraph 8 is based on our review of the 10-K, Comcast Corporation's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission and applicable law.


                             Exhibit E to the 364-Day Revolving Credit Agreement

         (H) No opinion is expressed as to the enforceability of any of the following kinds of provisions in the Loan Documents: (1) provisions for self-help except as permitted by applicable law; (2) provisions which purport to establish evidentiary standards; (3) provisions relating to the non-waiver of your rights; (4) provisions containing powers of attorney; (5) provisions which would provide for interest in excess of the "legal rate" permitted under applicable law; and (6) provisions which purport to create obligations to indemnify you, except as permitted by applicable law.

The foregoing opinions are being furnished solely for the benefit of Administrative Agent, Lenders and any participants or assignees as specified in
Section 10.04 of the Credit Agreement, and may not be relied upon by any other Person or for any other purpose without our written consent.

Very truly yours,



                             Exhibit E to the 364-Day Revolving Credit Agreement

STEVEN B. CALLAHAN                                           EDWIN A. HOWE, JR.
BRUCE E. HOOD                                                    SENIOR COUNSEL
ANNE L. STRASSNER                                     TELEPHONE: (212) 490-1700
ROBERT W. BENJAMIN                                          FAX: (212) 490-0536
ANDREW J. PAL                                                    (212) 490-2574
R. SCOTT GREATHEAD                                      E-MAIL: LAW@HOWEADD.COM
------------------                                    WEB SITE: WWW.HOWEADD.COM
CINDY G. FINE
R. ANDREW SHORE
STEPHANIE E. BUSLOFF


August 24, 2000


Drinker Biddle & Reath LLP
One Logan Square
18th and Cherry Streets
Philadelphia, Pennsylvania  19103

Re: 364-Day Revolving Credit Agreement, dated as of August 24, 2000 (the "Credit Agreement"), among Comcast Cable Communications, Inc., a Delaware corporation (the "Borrower"), the Lenders party thereto and Bank of America, N. A., as Administrative Agent

Dear Ladies and Gentlemen:

We have acted as special New York counsel to you in support of your role as special counsel to the Borrower in connection with the execution and delivery of the Credit Agreement. Unless otherwise indicated, capitalized terms used but not defined herein shall have the respective meanings set forth in the Credit Agreement.

In connection with this opinion, we have examined the Credit Agreement and the Notes (collectively, the "Loan Documents") in a form that you have confirmed to us has been signed by all parties thereto. We also have made such other investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. In addition, we have examined, and have relied as to matters of fact upon, the representations made in the Loan Documents.

In rendering the opinion set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents.

In rendering the opinion set forth below, we have assumed that (1) each of the Loan Documents is a valid and legally binding obligation of each of the Lenders party thereto and Bank of America, N.A., as Administrative Agent (collectively, "Addressees") and (2)(a) the Borrower is validly existing and in good standing under the laws of Delaware and has duly authorized, executed and delivered the Loan Documents in accordance with its Certificate of Incorporation, By-Laws and applicable resolutions of its stockholders and board of directors, (b) execution, delivery and performance by the Borrower of the Loan Documents does

                             Exhibit E to the 364-Day Revolving Credit Agreement
not violate the laws of Delaware or any other applicable laws (excepting the laws of the State of New York) and (c) execution, delivery and performance by the Borrower of the Loan Documents does not constitute a breach or violation of, or result in, or require, the creation or imposition of, any Lien under, any contract, agreement or instrument which is binding upon the Borrower. As used herein, the term "Requirement of Law" shall mean, and shall be limited to, the laws of the State of New York that in our experience are normally applicable to general business corporations and to transactions of the type contemplated by the Loan Documents.

Based upon and subject to the foregoing, and subject to the qualifications and limitations set forth herein, we are of the opinion that:

         1.  The  Loan  Documents   constitute  the  legal,  valid  and  binding
obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms.

         2. The execution and delivery by the Borrower of, and the performance by the Borrower of its obligations under, the Loan Documents (a) does not violate any Requirement of Law or, to our knowledge, any order of any Governmental Authority of the State of New York and (b) to our knowledge, will not result in, or require, the creation or imposition of any Lien on any of the Borrower's properties or revenues pursuant to any such Requirement of Law, except to the extent that all such violations and creation or imposition of Liens could not, in the aggregate, have a Material Adverse Effect.

         3. We have no knowledge of any litigation, investigation or proceeding of or before an arbitrator or Governmental Authority of or in the State of New York now pending or threatened against Borrower that, if determined adversely, would have a Material Adverse Effect.

Our opinion set forth above is subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

         We express no opinion with respect to:

         (1) The enforceability of any provisions in any Loan Document imposing penalties, forfeitures, late payment charges, prepayment premiums, or an increase in the interest rate upon the occurrence of a default or an event of default to the extent the same are deemed to be unenforceable penalties;

         (2) The enforceability of any provision of any Loan Document which is intended to permit modification thereof only by means of any agreement in writing by the parties thereto;

         (3) The enforceability of provisions contained in any Loan Document which purport to constitute or provide for the waiver and release of any rights, claims, defenses, counterclaims or remedies of the Borrower;

         (4) The financial condition or solvency of the Borrower, nor do we express any opinion concerning the effect of any action, suit, proceeding, litigation or transaction (including, without limitation, the transactions contemplated in the Credit Agreement) upon either (a) the financial condition of the Borrower or (b) any financial covenants which the Borrower may have agreed to in the Loan Documents;


                             Exhibit E to the 364-Day Revolving Credit Agreement

         (5) The enforceability of any provision of any Loan Document to the extent that such provision constitutes a waiver of illegality as a defense to performance of contract obligations;

         (6) The enforceability of any of the following kinds of provisions in the Loan Documents: (a) provisions for self-help except as permitted by applicable law; (b) provisions which purport to establish evidentiary standards;
(c) provisions relating to the non-waiver of any of Addressee's rights; (d) provisions containing powers of attorney; (e) provisions which would provide for interest in excess of the "legal rate" permitted under applicable law; and (f) provisions which purport to create obligations to indemnify the Addressees, except as permitted by applicable law;

         (7) Federal or state laws, rules or regulations governing securities, antitrust or unfair competition, compliance with fiduciary duty, environmental liability or any regulated aspect of the communications business.

Our opinions expressed herein are limited to the Requirements of Law (without our having made any investigation as to any other laws), and we do not express any opinion herein concerning any other laws.

This opinion letter is rendered to you in connection with the above-described transaction. This opinion letter may not be relied upon by you for any purpose other than to the extent necessary for purposes of rendering your opinion of even date herewith to the Addressees in connection with the Loan Documents, nor may this opinion letter be relied upon by any other person, firm or corporation without our prior written consent.

The opinions set forth herein are as of the date hereof, and we hereby disclaim any obligation to advise you of any change in any matter set forth herein which may hereafter arise.

Very truly yours,



Howe & Addington LLP


                             Exhibit E to the 364-Day Revolving Credit Agreement

                                  SCHEDULE 2.01

                                   COMMITMENTS
                               AND PRO RATA SHARES


                                Lender                                         Commitment             Pro Rata Share
Bank of America, N.A.                                                       $190,125,000.00           8.4500000000%
The Chase Manhattan Bank                                                    $190,125,000.00           8.4500000000%
The Bank of New York                                                        $190,125,000.00           8.4500000000%
Citibank, N.A.                                                              $190,125,000.00           8.4500000000%
Barclays Bank PLC                                                           $126,750,000.00           5.6333333333%
First Union National Bank                                                   $126,750,000.00           5.6333333333%
The Industrial Bank of Japan, Limited                                       $126,750,000.00           5.6333333333%
Toronto Dominion (Texas), Inc.                                              $126,750,000.00           5.6333333333%
The Bank of Nova Scotia                                                      $75,000,000.00           3.3333333333%
Deutsche Bank AG New York Branch and/or Cayman                               $75,000,000.00           3.3333333333%
Islands Branch
Fleet National Bank                                                          $75,000,000.00           3.3333333333%
PNC Bank, National Association                                               $75,000,000.00           3.3333333333%
The Sumitomo Bank, Limited                                                   $75,000,000.00           3.3333333333%
SunTrust Bank                                                                $75,000,000.00           3.3333333333%
Westdeutsche Landesbank Girozentrale, New York Branch                        $75,000,000.00           3.3333333333%
Mellon Bank, N.A.                                                            $50,000,000.00           2.2222222222%
Bayerische Landesbank Girozentrale, Cayman Islands Branch                    $37,500,000.00           1.6666666667%
Morgan Guaranty Trust Company of New York                                    $37,500,000.00           1.6666666667%
Lehman Commercial Paper Inc.                                                 $37,500,000.00           1.6666666667%
Lloyds TSB Bank plc                                                          $37,500,000.00           1.6666666667%
Merrill Lynch Capital Corporation                                            $37,500,000.00           1.6666666667%
The Sanwa Bank, Ltd., New York Branch                                        $30,000,000.00           1.3333333333%
Arab Bank Plc                                                                $25,000,000.00           1.1111111111%
Bank One, NA                                                                 $25,000,000.00           1.1111111111%


                                                            Schedule 2.01 to the 364-Day Revolving Credit Agreement

                                        1




                                Lender                                         Commitment             Pro Rata Share
Dresdner Bank AG, New York and Grand Cayman Branches                         $25,000,000.00           1.1111111111%
The Norinchukin Bank, New York Branch                                        $25,000,000.00           1.1111111111%
Allfirst Bank                                                                $17,500,000.00           0.7777777778%
BNP Paribas                                                                  $15,000,000.00           0.6666666667%
Credit Suisse First Boston                                                   $12,500,000.00           0.5555555556%
Summit Bank                                                                  $12,500,000.00           0.5555555556%
The Tokai Bank, Limited, New York Branch                                     $12,500,000.00           0.5555555556%
U.S. Bank National Association                                               $12,500,000.00           0.5555555556%
First Tennessee Bank National Association                                     $7,500,000.00           0.3333333333%
Total                                                                     $2,250,000,000.00                100.00%


                                                            Schedule 2.01 to the 364-Day Revolving Credit Agreement
                                        2




                                  SCHEDULE 4.01

                            INDEBTEDNESS TO BE REPAID


                                                                     Outstanding Amount
                                                                     at August 24, 2000
Comcast SCH Holdings, Inc. Credit Facility                            $550,000,000.00
Comcast MH Holdings, Inc. Credit Facility                              572,000,000.00
Jones Cable Holdings, Inc. Credit Facility                             388,000,000.00
Jones Cable Holdings II, Inc. Credit Facility                          554,000,000.00
Garden State Cablevision, L.P. Credit Facility                         286,000,000.00
TOTAL INDEBTEDNESS TO BE REPAID                                     $2,350,000,000.00


                                                            Schedule 4.01 to the 364-Day Revolving Credit Agreement

                                        1




                                  SCHEDULE 7.01

                                 EXISTING LIENS


                                                             Outstanding Amount Secured
                                                                  at August 24, 2000
Lenfest Capital Leases (Various Subs)                              $1,053,022.00
Holdings - P.C. Building Leases                                       616,769.00
Jones Intercable Car Leases (Various Subs)                            550,982.00
Prime Potomac Capital Leases                                        1,262,943.00
Prime Chicago Capital Leases                                        1,613,134.00
TOTAL OUTSTANDING LIENS                                            $5,096,850.00


                                                            Schedule 7.01 to the 364-Day Revolving Credit Agreement

                                        1



                                  SCHEDULE 7.02

                        EXISTING SUBSIDIARY INDEBTEDNESS


                                                                              Outstanding Amount
                                                                              at August 24, 2000
Lenfest AUL Loan                                                                $2,687,812.00
Lenfest Capital Leases (Various Subs)                                            1,053,022.00
Prime Potomac Letter of Credit                                                  61,314,840.80
Prime Potomac Capital Leases                                                     1,262,943.00
Prime Chicago Capital Leases                                                     1,613,134.00
TOTAL SUBSIDIARY INDEBTEDNESS                                                  $67,931,751.80



                                                            Schedule 7.02 to the 364-Day Revolving Credit Agreement

                                        1